Exhibit 4.1

EXECUTION COPY

MARITIMES & NORTHEAST PIPELINE, L.L.C.

AND

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee

INDENTURE

Dated as of May 14, 2009

Senior Notes

i

ARTICLE THIRTEEN MISCELLANEOUS PROVISIONS

SECTION 13.01.	Trust Indenture Act	74
SECTION 13.02.	Successors and Assigns of Issuer	74
SECTION 13.03.	Notices and Demands on Issuer, Trustee and Noteholders	74
SECTION 13.04.	Governing Law; WAIVER OF JURY TRIAL	76
SECTION 13.05.	Officer’s Certificates and Opinions of Counsel; Statements to be Contained Therein	76
SECTION 13.06.	Opinion of Counsel Required	76
SECTION 13.07.	Legal Holidays	77
SECTION 13.08.	Counterparts	77
SECTION 13.09.	Severability Clause	77
SECTION 13.10.	No Adverse Interpretation of Other Agreements	77
SECTION 13.11.	Table of Contents, Headings, etc.	77
SECTION 13.12.	U.S.A. Patriot Act	77
SECTION 13.13.	Force Majeure	78

EXHIBIT A	FORM OF NOTE

EXHIBIT B	FORM OF TRANSFER CERTIFICATE FOR TRANSFER OR EXCHANGE FROM RULE 144A GLOBAL NOTE OR ACCREDITED INVESTOR GLOBAL NOTE TO REGULATION S TEMPORARY GLOBAL NOTE

EXHIBIT C	FORM OF TRANSFER CERTIFICATE FOR TRANSFER OR EXCHANGE FROM RULE 144A GLOBAL NOTE OR ACCREDITED INVESTOR GLOBAL NOTE TO UNRESTRICTED GLOBAL NOTE

EXHIBIT D	FORM OF TRANSFER CERTIFICATE FOR TRANSFER OR EXCHANGE FROM REGULATION S TEMPORARY GLOBAL NOTE, UNRESTRICTED GLOBAL NOTE OR ACCREDITED INVESTOR GLOBAL NOTE TO RULE 144A GLOBAL NOTE

EXHIBIT E	FORM OF TRANSFER CERTIFICATE FOR TRANSFER OR EXCHANGE FROM RULE 144A GLOBAL NOTE, UNRESTRICTED GLOBAL NOTE OR REGULATION S TEMPORARY GLOBAL NOTE TO ACCREDITED INVESTOR GLOBAL NOTE

EXHIBIT F	FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

THIS INDENTURE, dated as of the 14th day of May, 2009, is between MARITIMES & NORTHEAST PIPELINE, L.L.C., a limited liability company duly organized and existing under the laws of the State of Delaware (hereinafter sometimes referred to as the “Issuer”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as trustee (hereinafter sometimes referred to as the “Trustee”).

WHEREAS, the Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of notes and other evidences of senior Indebtedness (hereinafter referred to as the “Notes”), in an unlimited aggregate principal amount to be issued from time to time in one or more series as in this Indenture provided as registered Notes without coupons, to be authenticated by the certificate of the Trustee and to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered;

WHEREAS, the Notes and the certificate of authentication to be borne by the Notes (the “Certificate of Authentication”) are to be substantially in such forms as may be approved by the Management Committee (as defined below) or set forth in any indenture supplemental to this Indenture, if they are not substantially in the form set forth in Exhibit A hereto; and

WHEREAS, all things necessary to make this Indenture the valid, binding and legal obligation of the Issuer, and to constitute these presents a valid indenture and agreement according to its terms, have been done and performed or will be done and performed prior to the initial issuance of the Notes, and the execution of this Indenture and the issuance hereunder of the Notes of any series have been or will be prior to issuance of the Notes of such series in all respects duly authorized, and the Issuer, in the exercise of the legal right and power in it vested, executes this Indenture and proposes to make, execute, issue and deliver the Notes in one or more series, as provided herein;

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in consideration of the premises and the purchase and acceptance of the Notes by the holders thereof, the Issuer covenants and agrees with the Trustee, for the equal and proportionate benefit (subject to the provisions of this Indenture) of the respective holders from time to time of the Notes or of a series thereof, without any discrimination, preference or priority of any one Note over any other by reason of priority in the time of issue, sale or negotiation thereof, or otherwise, as follows:

ARTICLE ONE

Definitions

SECTION 1.01. Certain Terms Defined.

The terms defined in this Section (except as in this Indenture otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture, any Management Committee Resolution given or made pursuant to or otherwise in connection with this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section. All other terms used in this Indenture which are defined in the Trust

Indenture Act, or which are by reference in the Trust Indenture Act defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires), shall have the meanings assigned to such terms in the Trust Indenture Act or in the Securities Act as in force on the date of execution of this Indenture.

“Accredited Investor Global Notes” has the meaning set forth in Section 2.04(d).

“Affiliate” means with respect to any Person: (a) each Person that such Person Controls; (b) each Person that Controls such Person; and (c) each Person that is under common Control with such Person.

“Agent Members” has the meaning set forth in Section 2.04(e)(i).

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Attributable Indebtedness,” when used with respect to any sale-leaseback transaction, means, as at the time of determination, the present value, discounted at the rate set forth or implicit in the terms of the lease included in such transaction, of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights) during the remaining term of the lease included in such sale-leaseback transaction, including any period for which such lease has been extended. In the case of any lease that is terminable by the lessee upon the payment of a penalty or other termination payment, such amount shall be the lesser of the amount determined assuming termination upon the first date such lease may be terminated, in which case the amount shall also include the amount of the penalty or termination payment, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated, or the amount determined assuming no such termination.

“Authenticating Agent” means an authenticating agent with respect to all or any series of the Notes, as the case may be, appointed with respect to all or any series of the Notes, as the case may be, by the Trustee pursuant to Section 2.11.

“Authorized Person” means an officer of the Issuer or its managing member, or other Person acting on behalf of the Issuer or its managing member, duly authorized to take such action or perform such function (including, delivery of any Officer’s Certificate) by a Management Committee Resolution.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Business Day” means, with respect to any series of Notes, any day other than a Saturday, Sunday, a legal holiday or a day on which banking institutions in either the City and State of New York, or the state in which the Corporate Trust Office is located, are authorized or obligated to close.

“Capital Stock” means, with respect to any Person, any and all outstanding shares or other equivalents (however designated, whether voting or non-voting) of, or interests or participations in (however designated), the equity of such Person including, without limitation, all Common Stock and Preferred Stock, limited liability company membership interests, and partnership and joint venture interests of such Person.

“Capitalized Lease Obligations” means, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required at such time to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes herein, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Clearstream” means Clearstream Banking, S.A.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, the body (if any) performing such duties at such time.

“Commodity Exchange Agreement” means (a) any swap, forward, cap, floor, collar or other similar transaction relating to the price of any category of Hydrocarbons or any index calculated based on the price of one or more categories of Hydrocarbons, (b) any option with respect to any of the foregoing transactions and (c) any combination of any of the foregoing transactions.

“Common Stock” means, with respect to any Person, Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of any other class of Capital Stock of such Person.

“Consolidated Net Tangible Assets” means, at any date of determination, the total amount of assets after deducting therefrom all current liabilities, excluding (a) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed, (b) current maturities of long-term debt and (c) the value, net of any applicable reserves, of all goodwill, trade names, trademarks, patents and other like intangible assets, all as set forth, or on a pro forma basis would be set forth, on the Issuer’s consolidated balance sheet for its most recently completed fiscal quarter, prepared in accordance with GAAP.

“Control” means possession, directly or indirectly, through one or more intermediaries, of the following:

(a) (i) in the case of a corporation, more than 50% of the outstanding Voting Stock thereof; (ii) in the case of a limited liability company, partnership, limited partnership or venture, the right to more than 50% of the distributions therefrom

(including liquidating distributions); (iii) in the case of a trust or estate, including a business trust, more than 50% of the beneficial interest therein; and (iv) in the case of any other entity, more than 50% of the economic or beneficial interest therein; and

(b) in the case of any entity, the power or authority, through ownership of the Voting Stock, by contract or otherwise, to exercise control over the management of the entity.

“Corporate Trust Office” means the office of the Trustee at which, at any particular time its corporate trust business in relation to this Indenture shall be principally administered, which office at the date of the execution of this Indenture is located at 60 Wall Street, 27th Floor, Mail Stop NYC60-2710, New York, New York 10005.

“Debt Service Coverage Ratio” means, for any period, the ratio of (a) Operating Cash Flow for such period to (b) Mandatory Senior Debt Service for such period.

“Default” means any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

“Defaulted Payment” has the meaning set forth in Section 2.03.

“Depositary” means, with respect to Notes of any series for which the Issuer shall determine that such Notes will be issued as a Global Note, The Depository Trust Company, New York, New York, another clearing agency or any successor registered as a clearing agency under the Exchange Act or other applicable statute or regulation, which, in each case, shall be designated by the Issuer pursuant to either Section 2.01 or 2.05.

“Dollars” or “$”means any lawful coin or currency of the United States of America which at the time of any payment or transfer is legal tender for the payment of all public and private debts.

“Euroclear” means Euroclear Bank, S.A./N.V. as operator of the Euroclear system.

“Event of Default” means, with respect to Notes of a particular series, any event specified in Section 6.01 (except as otherwise provided in relation to such series pursuant to Section 2.01 hereof), continued for the period of time, if any, therein designated.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

“FERC” means the Federal Energy Regulatory Commission.

“Final Maturity Date” means, with respect to Notes of a particular series as of any date of determination, the latest Stated Maturity of any Note of such series then Outstanding.

“GAAP” means generally accepted accounting principles in the United States, which are in effect from time to time.

“Global Note” has the meaning set forth in Section 2.04(e)(i).

“Global Note Legend” has the meaning set forth in Section 2.04(e)(i).

“Governmental Obligations” means direct obligations of the United States government for the payment of which its full faith and credit is pledged, or obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States government and the payment of which is unconditionally guaranteed by the United States government, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of a holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

“Guaranty” means a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to any Indebtedness, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor’s obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person (other than letters of credit entered into in the ordinary course of business to the extent such letters of credit are not drawn upon, or if drawn upon, not included to the extent such drawings are reimbursed not later than the third Business Day), but excluding endorsements for collection or deposit in the ordinary course of business. The terms “Guarantee” and “Guaranteed” used as a verb and the term “Guarantor” shall have correlative meanings.

“Hedge Agreement” means, with respect to any Person, any foreign exchange contract, currency swap agreement, interest rate protection agreement, interest rate option agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in currency values or interest rates for which such Person or any of its Subsidiaries is a party or a beneficiary.

“Hydrocarbons” means natural gas, natural gas liquids, crude oil, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

“Indebtedness” means, for any Person (without duplication) whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (a) every obligation of such Person for money borrowed, (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) every reimbursement obligation of such

Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person, but excluding letters of credit entered into in the ordinary course of business to the extent such letters of credit are not drawn upon, or if drawn upon, not included to the extent such drawings are reimbursed not later than the third Business Day following a demand for reimbursement, (d) every Capital Lease Obligation of such Person, (e) the maximum fixed redemption or repurchase price of Redeemable Stock of such Person, if any, at the time of determination plus accrued but unpaid dividends, (f) every obligation of such Person with respect to Hedge Agreements and Commodity Exchange Agreements, and (g) every obligation of the type referred to in clauses (a) through (f) of another Person the payment of which such Person has Guaranteed or is responsible or liable for, directly or indirectly, as obligor, Guarantor or otherwise.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented. The term “Indenture” shall also include the terms of particular series of Notes established as contemplated by Section 2.01.

“Initial Purchaser” means the initial purchaser or initial purchasers of any series of Notes.

“Interest Payment Date” means, when used with respect to any installment of interest on a Note of a particular series, the date specified in such Note, a Management Committee Resolution (or Officer’s Certificate) or an indenture supplemental hereto with respect to that series as the fixed date on which an installment of interest with respect to Notes of that series is due and payable.

“Investment Banker” means an investment banking institution of national standing selected by the Issuer.

“Issuer” means Maritimes & Northeast Pipeline, L.L.C, a limited liability company duly organized and existing under the laws of the Delaware, or, subject to the provisions of Article Ten, its successors and assigns.

“Joint Facilities” means the 101-mile natural gas pipeline, extending from Westbrook, Maine, to Dracut, Massachusetts, built and jointly owned, as tenants-in-common with undivided interests, by the Issuer and PNGTS, and all associated infrastructure and facilities.

“Knowledge” means, the actual (as distinct from constructive) knowledge of any Authorized Person that also has day-to-day responsibility for the business, operation, management, finances or legal affairs of the Issuer.

“Legend” has the meaning set forth in Section 2.06(d).

“Lien” means, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance in respect of such Property. For purposes herein, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

“LLC Agreement” means that certain Amended and Restated Limited Liability Company Agreement of the Issuer dated as of January 31, 1996, as amended from time to time.

“Mandatory Senior Debt Service” means, for any period, the sum of all scheduled interest, premium (if any) and principal due and payable during such period in respect of all of the Senior Debt of the Issuer (including the Notes) and any Indebtedness (excluding intercompany Indebtedness) of any of its Subsidiaries, excluding, however, the final principal payment due and payable during such period on any Senior Debt of the Issuer or any Indebtedness of its Subsidiaries.

“Make-Whole Premium” means, with respect to a Note at any time, the excess (if any) of (i) the sum of the present values of all of the remaining scheduled payments of principal of and interest on the Note (other than accrued interest payable on such redemption date) from the applicable redemption date through the Final Maturity Date of such Note, computed on a semi-annual basis by discounting such payments (assuming a 360-day year consisting of twelve 30-day months and using a semi-annual yield to maturity equivalent to the applicable Treasury Rate plus such number of basis points with respect to a particular series of Notes as set forth in the Management Committee Resolution or indenture supplement hereto with respect to such series of Notes pursuant to Section 2.01) over (ii) the aggregate unpaid principal amount of the Note to be redeemed plus any accrued but unpaid interest thereon. The Make-Whole Premium shall be computed as of the third Business Day prior to the applicable redemption date, and certified, by an Investment Banker.

“Management Committee” means, the “Management Committee” as created under and as constituted, from time to time, pursuant to the LLC Agreement.

“Management Committee Resolution” means a copy of a resolution certified by an Authorized Person to have been duly adopted by the Management Committee and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Material Adverse Effect” means a material adverse effect on (a) the ability of the Issuer and its Subsidiaries, taken as a whole, to perform the Issuer’s obligations under this Indenture, (b) the timely payments of any principal or interest on any Senior Debt which non-timely payment has resulted in an acceleration of the maturity of such Senior Debt or (c) the business, financial condition or results of operation of the Issuer and its Subsidiaries, taken as a whole.

“Members” means, collectively, M&N Management Company, Westcoast Energy (U.S.) LLC, Mobil Midstream Natural Gas Investments Inc. and Scotia Power U.S., Ltd. and/or any other members admitted to the Issuer pursuant to the LLC Agreement.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to the rating agency business thereof.

“Non-Recourse” means, with respect to any Indebtedness of a Person, the sole recourse of the holder or holders of such Indebtedness is to specified properties or assets of such Person and the revenues generated thereby.

“Note” or “Notes” has the meaning stated in the first recital of this Indenture and more particularly means any notes and other evidences of senior Indebtedness authenticated and delivered under this Indenture.

“Note Register” and “Note Registrar” have the respective meanings set forth in Section 2.06(a).

“Noteholder,” “holder of Notes,” “registered holder,” “holder” or other similar term means the registered owner or owners of the Notes as shown on the Note Register.

“Officer’s Certificate” means a certificate signed by an Authorized Person, and delivered to the Trustee. Each such certificate shall include the statements provided for in Section 13.05, if and to the extent required by the provisions thereof.

“Operating Cash Flow” means, for any period, the excess, if any, of (a) all Operating Revenues during such period over (b) all Operating Expenses during such period.

“Operating Expenses” means, for any period, the sum of (i) operating expenses of the Issuer and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, including operation and maintenance expenses and property and other taxes, but excluding project development costs and depreciation and amortization, regulatory asset amortization and other non-cash expenses for such period plus (ii) maintenance capital expenditures for such period.

“Operating Revenues” means, for any period, the operating revenues of the Issuer and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Opinion of Counsel” means a written opinion of legal counsel, who may be an employee of or regular counsel for the Issuer, reasonably acceptable to the Trustee. Each such opinion shall include the statements provided for in Section 13.05, if and to the extent required by the provisions thereof.

“Outstanding” means, when used with reference to Notes of any series, subject to the provisions of Section 8.04, as of any particular time, all Notes of that series theretofore authenticated and delivered by the Trustee under this Indenture, except (a) Notes theretofore canceled by the Trustee, or delivered to the Trustee for cancellation or which have previously been canceled; (b) Notes or portions thereof for the payment or redemption of which moneys or Governmental Obligations in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Issuer) or shall have been set aside and segregated in trust by the Issuer (if the Issuer shall act as its own paying agent); provided, however, that if such Notes or portions of such Notes are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as provided in Article Three, or provision satisfactory to the Trustee shall have been made for giving such notice; (c) Notes which have been paid pursuant to Section 2.08 or in lieu of or in substitution for which other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.08; and (d) Notes paid pursuant to Section 2.03 or (if certificated) surrendered for payment pursuant to Section 2.09.

“Permitted Businesses” means (a) gathering, transporting, treating, processing, marketing, distributing, storing or otherwise handling Hydrocarbons, (b) constructing facilities reasonably related thereto and (c) any activities or services reasonably related or ancillary to the foregoing, including entering into Commodity Exchange Agreements and Hedge Agreements to support any such business.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Issuer or any of its Subsidiaries incurred (i) in exchange for, or the net proceeds of which are used to extend, renew, refund, refinance, replace, defease, discharge or otherwise retire for value, in whole or in part, or (ii) constituting an amendment, modification or supplement to or a deferral or renewal of ((i) and (ii) above, collectively, a “Refinancing”), any other Indebtedness of the Issuer or any of its Subsidiaries (other than intercompany Indebtedness), in a principal amount not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing) the lesser of: (1) the principal amount of the Indebtedness so Refinanced (plus, in the case of Indebtedness, the amount of premium, if any, paid in connection therewith), and (2) if the Indebtedness being Refinanced was issued with any original issue discount, the accreted value of such Indebtedness (as determined in accordance with GAAP) at the time of such Refinancing. Notwithstanding the preceding, no Indebtedness will be deemed to be Permitted Refinancing Indebtedness, unless: (1) such Indebtedness has (a) a final maturity date or redemption date, as applicable, no earlier than the final maturity date or redemption date, as applicable, of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (b) a final maturity date or redemption date, as applicable, more than 90 days after the maturity date of the final principal installment payable on the Notes; (2) if the Indebtedness being Refinanced is contractually subordinated in right of payment to the Notes, then such Indebtedness is contractually subordinated in right of payment to the Notes on terms at least as favorable, taken as a whole, to the holders of the Notes as those contained in the documentation governing the subordinated Indebtedness being Refinanced at the time of the Refinancing; and (3) such Indebtedness is incurred by the Issuer or such Indebtedness is incurred by the subsidiary of the Issuer that is the primary obligor on the Indebtedness being Refinanced.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Pipeline” means the approximately 330-mile underground mainline natural gas pipeline owned by the Issuer and, in respect of the Joint Facilities, owned by the Issuer and PNGTS, that runs south from two interconnections located at the Canadian-U.S. border near Baileyville, Maine into Massachusetts, and all associated infrastructure and facilities and any future expansions or extensions thereof.

“PNGTS” means Portland Natural Gas Transmission System and its successors and assigns as co-owner of the Joint Facilities.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by that particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.08 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Note.

“Preferred Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of preferred or preference Capital Stock of such Person that is outstanding or issued on or after the date of this Indenture.

“Principal Payment Date” means, when used with respect to any installment of principal on a Note of a particular series, the date specified in such Note, a Management Committee Resolution (or Officer’s Certificate) or an indenture supplemental hereto with respect to that series as the fixed date on which an installment of principal with respect to Notes of that series is due and payable.

“Principal Property” means, whether owned or leased, on the date of this Indenture or thereafter acquired: (1) any natural gas pipeline assets of the Issuer or of any of its Subsidiaries, including any related facilities employed in the transportation, distribution, storage or marketing of refined petroleum products, natural gas liquids and carbon dioxide, that are located in the United States or any territory or political subdivision thereof; and (2) any natural gas processing or manufacturing plant or terminal owned or leased by the Issuer or any of its Subsidiaries that is located in the United States or any territory or political subdivision thereof, except, in the case of either of the foregoing clauses (1) or (2), (a) any such assets, plant or terminal consisting of inventories, furniture, office fixtures and equipment (including data processing equipment), vehicles and equipment used on, or useful with, vehicles; and (b) any such assets, plant or terminal that, in the opinion of the Management Committee, is not of material importance to the business conducted by the Issuer and its Subsidiaries taken as a whole.

“Private Placement Legend” means the legend set forth in Section 2.04(e)(iii) hereof to be placed on all Notes issued under this Indenture except an Unrestricted Global Note or a Regulation S Temporary Global Note or where otherwise permitted by the provisions of this Indenture.

“Property” means any right or interest in or to assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Redeemable Stock” of any Person means Capital Stock of such Person that by its terms or otherwise is required to be redeemed prior to the Final Maturity Date.

“Regulation S” has the meaning set forth in Section 2.04(d).

“Regulation S Legend” has the meaning set forth in Section 2.04(e)(iv).

“Regulation S Temporary Global Note” means a temporary Global Note substantially in the form of Exhibit A hereto, or such other form as shall be established by or pursuant to a Management Committee Resolution (and set forth in an Officer’s Certificate) or one or more indentures supplemental hereto, bearing the Global Note Legend and the Regulation S Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes of any series initially sold in reliance on Rule 903 of Regulation S.

“Repsol Agreement” means the firm service agreement, dated April 21, 2006 and as revised on April 12, 2007, between the Issuer and Repsol Energy North American Corporation.

“Responsible Officer” means, when used with respect to the Trustee, any corporate trust officer or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such corporate trust officers, or to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Rule 144” has the meaning set forth in Section 2.06(b)(iii).

“Rule 144A” has the meaning set forth in Section 2.04(d).

“Rule 144A Global Note” has the meaning set forth in Section 2.04(d).

“Rule 144A Information” has the meaning specified in Section 4.07(b).

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor to the rating agency business thereof.

“Scheduled Payment Date” means either an Interest Payment Date or a Principal Payment Date or both.

“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder.

“Senior Debt” means Indebtedness in respect of the Notes and any Indebtedness of the Issuer that is pari passu in right of payment to the Notes.

“Service Commencement Date” means the date of commencement of service under the Repsol Agreement, March 1, 2009.

“Sponsors” means, collectively, Spectra Energy Corp, Emera Inc. and Exxon Mobil Corporation, and their respective successors and assigns as beneficial owners of the Capital Stock of the Members.

“Stated Maturity” means, with respect to any Note or any installment of principal thereof, the date specified in such Note as the fixed date on which any principal of such Note or any such installment of principal is due and payable and will not include any contingent obligations to repay, redeem or repurchase any such principal or installment of principal prior to the date originally fixed for the payment thereof.

“Subsidiary” means, with respect to any Person, any corporation, partnership or other entity of which, more than fifty percent (50%) of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Treasury Rate” means, with respect to any Note to be redeemed, a per annum rate (expressed as a semi-annual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined and certified by an Investment Banker to be the per annum rate equal to the semi-annual yield to maturity of United States Treasury securities maturing on the Average Life Date (as defined below) of such Note, as determined by interpolation between the most recent weekly average yields to maturity for two series of Treasury securities, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Note, in each case as published in the most recent H.15(519) (or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Note is reported in the most recent H.15(519), as published in such H.15(519)). “H.15(519)” means “Statistical Release H.15(519), Selected Interest Rates,” or any successor publication, published by the Board of Governors of the Federal Reserve System. The “most recent H.15(519)” means the latest H.15(519) that is published prior to the close of business on the third Business Day prior to the applicable redemption date. The “Average Life Date” for any Note to be redeemed shall be the date that follows the redemption date by a period equal to the Remaining Weighted Average Life of such Note. The “Remaining Weighted Average Life” of such Note with respect to the redemption of such Note is the number of days equal to the quotient obtained by dividing (A) the sum of the products obtained by multiplying (1) the amount of each remaining principal payment on such Note by (2) the number of days from and including the redemption date, to but excluding the Scheduled Payment Date of such principal payment by (B) the unpaid principal amount of such Note.

“Trust Indenture Act” means the Trust Indenture Act of 1939 and the rules and regulations promulgated thereunder.

“Trustee” means Deutsche Bank Trust Company Americas, and, subject to the provisions of Article Seven, shall also include its successors and assigns, and if at any time there is more than one Person acting in such capacity hereunder, “Trustee” means each such Person. The term “Trustee” as used with respect to a particular series of the Notes means the trustee with respect to that series.

“Unrestricted Global Note” means a Global Note substantially in the form of Exhibit A hereto, or such other form as shall be established by or pursuant to a Management Committee Resolution (and set forth in an Officer’s Certificate) or one or more indentures supplemental hereto, bearing the Global Note Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the Outstanding principal amount of the Regulation S Temporary Global Note of the same series upon expiration of the Restricted Period, or if no Regulation S Temporary Global Note has been issued because no Notes of the series were initially sold in reliance on Rule 903 of Regulation S, issued upon a transfer of a beneficial interest in a Rule 144A Global Note or an Accredited Investor Note pursuant to Section 2.06(b)(iii).

“U.S. Person” has the meaning attributed thereto in Regulation S.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having general voting power under ordinary circumstances to elect at least a majority of the Management Committee (or persons fulfilling similar responsibilities) of such Person.

“Weighted Average Life to Maturity” means, when applied to any security or instrument at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal (or redemption payments), including payment at final maturity (or mandatory redemption), in respect of such security to instrument, by (ii) the number of years (calculated to the nearest one twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount or liquidation preference of such security or instrument.

In this Indenture, unless otherwise indicated, the singular includes the plural and plural the singular; words importing any gender include the other gender; the word “or” is not exclusive; no distinction is intended between the use of the word “will” or “shall” unless the context otherwise requires; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; references to “writing” include printing, typing lithography and other means of reproducing words in a tangible visible form; the words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation” unless such words are already present in the text; references to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to this Indenture unless otherwise indicated; references to agreements and other contractual instruments shall be deemed to include all subsequent written amendments, extensions, restatements and other modifications to such agreements and instruments; references to persons and business entities include their respective permitted successors and assigns and references to governmental entities include governmental entities succeeding to their respective functions and capacities.

ARTICLE TWO

Issue, Description, Terms, Execution,

Registration and Exchange of Notes

SECTION 2.01. Amount Unlimited; Issuable in Series.

The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited.

The Notes may be issued in one or more series up to the aggregate principal amount of Notes of that series from time to time authorized by, or pursuant to, a Management Committee Resolution or pursuant to one or more indentures supplemental hereto, prior to the initial issuance of Notes of a particular series. Prior to the initial issuance of Notes of any series, there shall be established in, or pursuant to, a Management Committee Resolution delivered to the Trustee, and set forth in an Officer’s Certificate delivered to the Trustee, or established in one or more indentures supplemental hereto:

(1) the title of the Notes of the series (which shall distinguish the Notes of that series from all other Notes);

(2) any limit upon the aggregate principal amount of the Notes of that series that may be authenticated and delivered under this Indenture (except for Notes authenticated and delivered upon registration of transfer of, in exchange for, or in lieu of other Notes of that series);

(3) the date or dates on which the principal of the Notes of that series is payable;

(4) the rate or rates at which the Notes of that series shall bear interest or the manner of calculation of such rate or rates, if any;

(5) the date or dates from which such interest shall accrue, the Scheduled Payment Dates on which principal or interest or both will be payable or the manner of determination of such Scheduled Payment Dates and the record date for the determination of holders to whom principal or interest or both are payable on any such Scheduled Payment Dates;

(6) the period or periods within which, the price or prices at which, and the terms and conditions upon which, Notes of that series may be redeemed, in whole or in part, at the option of the Issuer;

(7) the obligation, if any, of the Issuer to redeem or purchase Notes of that series pursuant to any sinking fund or analogous provisions (including payments made in cash in anticipation of future sinking fund obligations) or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, Notes of that series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(8) the form or forms of the Note of that series including the form of the Certificate of Authentication for that series, if other than substantially in the form set forth in Exhibit A hereto;

(9) if denominations of other than $100,000 or integral multiples of $1,000 in excess thereof, the denominations in which Notes of that series shall be issuable;

(10) whether the Notes of that series are issuable as one or more Global Notes and, in such case, the identity of the Depositary for that series and the related procedures with respect to transfer and exchange of such Global Notes;

(11) any provisions in addition to or in lieu of, those permitted by this Indenture relating to Events of Default or covenants of the Issuer with respect to such series of Notes;

(12) any and all other terms with respect to that series (which terms shall not be inconsistent with the terms of this Indenture), including any terms required to establish one or more series of medium term notes or to issue any Notes with original issue discount; and

(13) any transfer restrictions and accompanying legends in addition to, or in lieu of, those set forth herein.

All Notes of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to any such Management Committee Resolution or in any indentures supplemental hereto.

If any of the terms of that series are established by action taken pursuant to a Management Committee Resolution, a copy of an appropriate record of such action shall be certified by an Authorized Person of the Issuer and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate setting forth the terms of that series. Notwithstanding Section 2.01(2) herein and unless otherwise expressly provided with respect to a series of Notes, the aggregate principal amount of a series of Notes may be increased and additional Notes of such series may be issued up to the maximum aggregate principal amount authorized with respect to such series as increased, provided that all Notes of such series are fungible for U.S. federal income tax purposes. Such Notes, and any additional Notes of the same series subsequently issued hereunder, shall be treated as a single class for all purposes of this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

SECTION 2.02. Form of Notes.

The Notes of any series and the Certificate of Authentication borne by such Notes shall, if other than substantially in the form attached hereto as Exhibit A, be substantially of the tenor and purport as set forth in one or more indentures supplemental hereto or as provided in a Management Committee Resolution and as set forth in an Officer’s Certificate, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the Issuer may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which Notes of that series may be listed, or to conform to usage.

SECTION 2.03. Denominations, Interest and Principal.

The Notes shall be issuable as registered Notes and in minimum denominations of $100,000 or integral multiples of $1,000 in excess thereof, subject to Section 2.01(9). The Notes of a particular series shall bear interest payable on the dates and at the rate or rates specified with respect to that series. The principal of and the interest on the Notes of any series, as well as any premium thereon in case of redemption thereof prior to maturity, shall be payable to Noteholders in Dollars, at the office or agency of the Issuer maintained for that purpose in accordance with Section 4.02 hereof; provided that the payment of principal with respect to any Note upon redemption or at the Final Maturity Date will be made only upon surrender of that Note to the Trustee. For so long as any Notes are issued as a Global Note, payments of principal of, premium, if any, and interest on such Global Note shall be made by the Issuer in immediately available funds by wire transfer to the Depositary or its nominee. At the Issuer’s option, payments on the Notes of any series, if such Notes are issued in certificated form, may also be made to Noteholders (i) by checks mailed by the Trustee to the Persons entitled thereto at their registered addresses or (ii) to a registered holder of $1,000,000 or more in aggregate principal amount of the Notes of a series who has delivered a written request to the Trustee at least 5 Business Days prior to the relevant Scheduled Payment Date electing to have payments on such Notes made by wire transfer to a designated account in the United States of America, by wire transfer of immediately available funds to such designated account; provided that, in either case, the payment of the principal with respect to any such Note due upon redemption or at the Final Maturity Date will be made only upon surrender of that Note to the Trustee. Each Note shall be dated the date of its authentication. Subject to Section 2.01(4), Interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months.

The principal of or interest on any Note, as well as premium thereon, if any, in case of redemption prior to the Fixed Maturity Date, which is payable, and is punctually paid or duly provided for, on any Scheduled Payment Date for Notes of that series shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the regular record date for such payments. In the event that any Note of a particular series or portion thereof is called for redemption and the redemption date is subsequent to a regular record date with respect to any Scheduled Payment Date and prior to such Scheduled Payment Date, the principal of and interest on that Note, as well as premium thereon, if any, will be paid upon presentation and surrender of that Note as provided in Section 3.03.

Any principal of or interest on any Note of any series which is payable, but is not punctually paid or duly provided for, on any Scheduled Payment Date for such Notes (herein called “Defaulted Payment”) shall forthwith cease to be payable to the registered holder on the relevant regular record date by virtue of having been such holder, and such Defaulted Payment shall be paid by the Issuer, at its election, as provided in clause (1) or clause (2) below:

(1) The Issuer may elect to make payment of any Defaulted Payment on Notes to the Persons in whose names such Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Payment, which shall be fixed in the following manner: the Issuer shall notify the Trustee in writing of the amount of Defaulted Payment proposed to be paid on each such Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Payment or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Payment as in this clause provided. Thereupon, the Trustee shall fix a special record date for the payment of such Defaulted Payment which shall not be more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuer of such special record date and, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Payment and the special record date therefor to be mailed, first-class postage prepaid, to each Noteholder at such Noteholder’s address as it appears in the Note Register (as hereinafter defined), not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Payment and the special record date therefor having been mailed as aforesaid, such Defaulted Payment shall be paid to the Persons in whose names such Notes (or their respective Predecessor Notes) are registered on such special record date and shall be no longer payable pursuant to the following clause (2).

(2) The Issuer may make payment of any Defaulted Payment on any Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Unless otherwise set forth in a Management Committee Resolution (or in an Officer’s Certificate) or one or more indentures supplemental hereto establishing the terms of any series of Notes pursuant to Section 2.01 hereof, the term “regular record date” as used in this Section with respect to a series of Notes with respect to any Scheduled Payment Date for Notes of that series shall mean either the 15th day of the month immediately preceding the month in which the Scheduled Payment Date established for that series pursuant to Section 2.01 hereof shall occur, if such Scheduled Payment Date is the first day of a month, or the last day of the month immediately preceding the month in which an Scheduled Payment Date established for such series pursuant to Section 2.01 hereof shall occur, if such Scheduled Payment Date is the 15th day of a month, whether or not such date is a Business Day.

Subject to the foregoing provisions of this Section, each Note of a series delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note of such series shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Note.

SECTION 2.04. Printing, Execution and Authentication of Notes.

(a) The Notes shall, subject to the provisions of Section 2.07, be printed or legibly typed, as the proper officers of the Issuer or its managing member may determine, and shall be signed on behalf of the Issuer or its managing member by an Authorized Person and need not be attested. The signature of the Authorized Person upon the Notes may be in the form of a facsimile signature of a present or any future Authorized Person and may be imprinted or otherwise reproduced on the Notes and for that purpose the Issuer may use the facsimile signature of any person who shall have been an Authorized Person, notwithstanding the fact that at the time the Notes shall be authenticated and delivered or disposed of that person shall have ceased to be an Authorized Person.

(b) Only such Notes as shall bear thereon a Certificate of Authentication substantially in the form established for such Notes, executed manually by an authorized officer of the Trustee, or by any Authenticating Agent with respect to such Notes, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate executed by the Trustee, or by any Authenticating Agent appointed by the Trustee with respect to such Notes, upon any Notes executed by the Issuer shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes of any series executed by the Issuer to the Trustee for authentication, together with a written order of the Issuer for the authentication and delivery of such Notes, signed by an Authorized Person, and the Trustee in accordance with such written order shall authenticate and deliver such Notes.

In connection with the Trustee’s authenticating such Notes and accepting the additional responsibilities under this Indenture in relation to such Notes, there shall be delivered to the Trustee, and (subject to Section 7.01) the Trustee shall be fully protected in conclusively relying upon, (i) an Opinion of Counsel and (ii) an Officer’s Certificate, each stating that (1) the form of such Notes has been established by an indenture supplemental hereto or by or pursuant to a Management Committee Resolution in conformity with the provisions of this Indenture and (2) the terms of such Notes have been established in accordance with the provisions of this Indenture. In addition, such Opinion of Counsel shall state that such Notes, when authenticated and delivered by the Trustee and issued by the Issuer in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Issuer, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles. Each Opinion of Counsel and Officer’s Certificate delivered pursuant to this Section 2.04 shall include all statements prescribed by Section 13.05. If all the Notes of any series are not to be issued at one time, it shall not be necessary to deliver an Opinion of Counsel and Officer’s Certificate at the time of issuance of each Note, but such opinion and certificate shall be delivered at or before the time of issuance of the first Note of such series to be issued.

(c) Any of the Notes may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with the rules of any securities market in which the Notes are admitted to trading, or to conform to general usage.

(d) Notes offered and sold in reliance on Rule 903 of Regulation S under the Securities Act (“Regulation S”) shall be issued initially in the form of the Regulation S Temporary Global Note, for each series of Notes, which will be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at the Corporate Trust Office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The Restricted Period will be terminated upon the receipt by the Trustee of:

(1) a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act; and

(2) an Officer’s Certificate from the Issuer stating that the Restricted Period has terminated.

Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note for a series will be exchanged for beneficial interests in the Unrestricted Global Note for the same series substantially in the form of the Note attached as Exhibit A, or such other form as shall be established by or pursuant to a Management Committee Resolution (and set forth in an Officer’s Certificate) or one or more indentures supplemental hereto, bearing the Global Note Legend, duly executed by the Issuer and authenticated and delivered by the Trustee as hereinafter provided pursuant to the Applicable Procedures. Simultaneously with the authentication of the Unrestricted Global Note, the Trustee will cancel the Regulation S Temporary Global Note.

Notes offered and sold in reliance on Rule 144A under the Securities Act (“Rule 144A”) shall be issued in the form of one or more permanent Global Notes (the “Rule 144A Global Notes”) for each series of Notes in definitive, fully registered form without interest coupons substantially in the form of the Note attached as Exhibit A, or such other form as shall be established by or pursuant to a Management Committee Resolution (and set forth in an Officer’s Certificate) or one or more indentures supplemental hereto, bearing the Global Note Legend and the Private Placement Legend and deposited with the Trustee, at the Corporate Trust Office, as custodian for the Depositary, duly executed by the Issuer and authenticated and delivered by the Trustee as hereinafter provided.

Notes offered and sold to institutions that are “accredited investors” within the meaning of Rule 501(a)(1), (2), (3) or (7) of the Securities Act (but not qualified institutional buyers) shall be issued in the form of one or more permanent Global Notes (the “Accredited Investor Global Notes”) for each series of Notes in definitive, fully registered form without interest coupons substantially in the form of the Note attached as Exhibit A, or such other form as shall be established by or pursuant to a Management Committee Resolution (and set forth in an Officer’s Certificate) or one or more indentures supplemental hereto, bearing the Global Note Legend and the Private Placement Legend and deposited with the Trustee, at the Corporate Trust Office, as custodian for the Depositary, duly executed by the Issuer and authenticated and delivered by the Trustee as hereinafter provided.

The aggregate principal amount of any Global Note with respect to any series of Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as such or as custodian for the Depositary, and the Depositary or its nominee, as the case may be, as hereinafter provided.

(e) (i) Except as otherwise provided pursuant to Section 2.01(13), this Section 2.04(e)(i) shall apply only to Notes in global form (“Global Notes”). The Issuer shall execute and the Trustee shall, in accordance with this Section 2.04(e)(i), authenticate and deliver Global Notes for each series of Notes that (a) shall be registered in the name of the Depositary for such Global Notes or the nominee of such Depositary, (b) shall be deposited on behalf of Agent Members (as defined herein) with the Trustee, as custodian for the Depositary, and (c) shall bear legends substantially to the following effect (the “Global Note Legend”):

“UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR

VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN”.

“TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.06 OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF”.

(ii) Members of, or participants in, a Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or under any Global Note, and the Depositary may be treated by the Issuer, the Trustee, and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

(1) Except as otherwise provided pursuant to Section 2.01(13), this Section 2.04(e)(ii) shall apply only to the Global Notes deposited on behalf of the purchasers of the Notes represented thereby with the Trustee as custodian for the Depositary for credit to their respective accounts (or to such other accounts as they may direct) at Euroclear or Clearstream insofar as interests in the Global Notes are held by the Agent Members for Euroclear or Clearstream.

(2) The provisions of the “Operating Procedures of the Euroclear System” and the “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream, respectively, shall be applicable to such Global Notes insofar as interests therein are held by the Agent Members for Euroclear and Clearstream.

(iii) Except as otherwise provided pursuant to Section 2.01(13), this Section 2.04(e)(iii) shall apply only to the Rule 144A Global Notes, Accredited Investor Global Notes and any certificated Notes issued in accordance with Section 2.05 hereof in exchange therefor. For each series of Notes, the Issuer shall execute and the Trustee shall, in accordance with this Section 2.04(e)(iii), authenticate and deliver Rule 144A Global Notes, Accredited Investor Global

Notes and certificated Notes issued in accordance with Section 2.05 hereof in exchange therefor, Notes that shall bear legends substantially to the following effect:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”) OR AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN “INSTITUTIONAL ACCREDITED INVESTOR”);

(2) AGREES THAT IT WILL NOT, PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THIS NOTE UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUER OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S UNDER THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER, IF THE ISSUER SO REQUESTS, THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE GOVERNING THIS NOTE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.”

(iv) Except as otherwise provided pursuant to Section 2.01(13), this Section 2.04(e)(iv) shall apply only to Regulation S Temporary Global Notes. The Issuer shall execute and the Trustee shall, in accordance with this Section 2.04(e)(iv), authenticate and deliver Regulation S Temporary Global Notes issued in accordance with Section 2.05 that shall bear legends substantially to the following effect (the “Regulation S Legend”):

“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.”

SECTION 2.05. Global Notes.

(a) Portions of a Global Note of any series deposited with the Depositary pursuant to Section 2.04 shall be transferred in certificated form to the beneficial owners thereof only if such transfer complies with Section 2.06 and (i) the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for such Global Note or if at any time such Depositary ceases to be a “clearing agency” registered under the Exchange Act and a successor depositary is not appointed by the Issuer within 90 days of such notice or within 90 days after the Issuer becomes aware of such cessation, (ii) an Event of Default has occurred and is continuing with respect to the Notes of such series and payment of principal thereof and interest thereon has been accelerated and the owners of beneficial interests in the Global Notes with fractional undivided interests aggregating a majority interest advise the Trustee, the Issuer and the Depositary through Agent Members in writing that the continuation of a book-entry system through the Depositary or its successors is no longer in their best interest or (iii) the Issuer determines (subject to the Applicable Procedures) that the Notes of such series shall no longer be represented by such Global Note.

(b) A Global Note of a series, portions of which are transferable to the beneficial owners thereof pursuant to this Section 2.05, shall be surrendered by the Depositary to the Trustee at its Corporate Trust Office for registration of transfer, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such registration of transfer of each portion of such Global Note, an equal aggregate principal amount of certificated Notes of such series of authorized denominations. Any portion of a Global Note whose registration is transferred pursuant to this Section 2.05 shall be executed, authenticated and delivered only in the denominations, if other than as specified in Section 2.01(9), specified in the Management Committee Resolution or indenture supplemental hereto with respect to such series of Notes and registered in such names as the Depositary shall direct. Any Note of any series delivered in exchange for a portion of a Rule 144A Global Note or an Accredited Investor Global Note of such series shall bear the Private Placement Legend.

(c) Subject to the provisions of Section 2.04(e) above, the registered holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Noteholder is entitled to take under this Indenture or the Notes of the applicable series.

(d) In the event of the occurrence of any of the events specified in paragraph (a) of this Section 2.05, the Issuer shall promptly make available to the Trustee a reasonable supply of certificated Notes of each applicable series in definitive fully registered form without interest coupons.

(e) The Global Notes of each series issued and authenticated pursuant to the first paragraph of Section 2.04(d) (both before and after the expiration of the Restricted Period), and any Accredited Investor Global Notes of each series and the Rule 144A Global Notes of each series shall each be assigned separate securities identification numbers.

(f) None of the Issuer, the Trustee nor any agent of the Issuer or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

SECTION 2.06. Registration, Registration of Transfer and Exchange.

(a) The Issuer shall cause to be kept at each office or agency to be maintained for the purpose as provided in Section 4.02 hereof a register or registers (herein referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, it will register or cause to be registered, and will register or cause to be registered the transfer of, Notes as in this Article provided. The Trustee is hereby appointed “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. Any successor Note Registrar shall be appointed as authorized by a Management Committee Resolution. If at any time the Trustee shall not be serving as Note Registrar, at all reasonable times such Note Register shall be open for inspection by the Trustee. In no case shall there be more than one Note Register per series of Notes.

Upon due presentation for registration of transfer of any Note at each such office or agency, the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Note or Notes of the same series in authorized denominations for a like aggregate principal amount.

Any Note or Notes may be exchanged for a Note or Notes of the same series in other authorized denominations, in an equal aggregate principal amount. Notes to be exchanged shall be surrendered at the office or agency of the Issuer designated for such purpose as provided in Section 4.02 hereof, and the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor the Note or Notes of the same series which the Noteholder making the exchange shall be entitled to receive, bearing numbers not contemporaneously outstanding.

All Notes presented for registration of transfer, exchange, redemption or payment shall (if so required by the Issuer or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer or the Trustee, duly executed by the Noteholder or its attorney duly authorized in writing.

The Issuer or Trustee shall not be required to exchange or register a transfer of (a) any Notes of any series for a period of 15 days next preceding the first mailing of notice of redemption of Notes of such series to be redeemed, (b) any Note of any series selected, called or being called for redemption except, in the case of any Note of such series where notice has been given to the Noteholders that such Note is to be redeemed in part, the portion thereof not so to be redeemed or (c) any Note of any series that, in accordance with its terms, has been surrendered for repayment at the option of the Noteholder, except the portion, if any, of such Note not to be so repaid.

All Notes of any series issued upon any registration of transfer or exchange of Notes shall be valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as such Notes of such series surrendered upon such registration of transfer or exchange.

(b) Notwithstanding any provision to the contrary herein, so long as a Global Note of any series remains Outstanding and is held by or on behalf of the Depositary, transfers of a Global Note of such series, in whole or in part, shall only be made (x) in the case of transfers of portions of a Global Note of such series to the beneficial owners thereof in certificated form, in accordance with Section 2.05, and (y) in all other cases, in accordance with this Section 2.06(b) (and subject, in each case, to the provisions of any Legend (as defined in Section 2.06(d)) imprinted on such Global Note).

(i) Transfers of Global Notes as such. Subject to Section 2.05 and to clauses (ii) through (vi) of this Section 2.06(b), transfers of a Global Note shall be limited to transfers of such Global Note in whole, and not in part, to the Depositary, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.

(ii) Rule 144A Global Note or Accredited Investor Global Note to Regulation S Temporary Global Note. If a holder of a beneficial interest in either the Rule 144A Global Note or the Accredited Investor Global Note of any series deposited with the Depositary wishes at any time to exchange its interest in such Global Note for an interest in the Regulation S Temporary Global Note of such series or transfer its interest in such Global Note to a Person who wishes to take delivery thereof in the form of an interest in the Regulation S Temporary Global Note of such series, such holder may, subject to the Applicable Procedures, exchange or transfer or cause the exchange or transfer of such interest for an equivalent beneficial interest in the Regulation S Temporary Global Note of such series in accordance with, and subject to, this clause (ii). Upon receipt by the Trustee at the Corporate Trust Office of (1) instructions given in accordance with the Applicable Procedures from an Agent Member directing the Trustee to credit or cause to be credited a beneficial interest in the Regulation S Temporary Global Note of any series in an amount equal to the beneficial interest in the Rule 144A Global Note or the Accredited Investor Global Note of such series to be exchanged or transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the Euroclear or Clearstream account to be credited with such increase and the name of such account, and (3) a certificate in the form of Exhibit B attached hereto given by the holder of such interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Notes of such series and pursuant to and in accordance with Regulation S, the Trustee shall instruct the Depositary to reduce the Rule 144A Global Note or the Accredited Investor Global Note of such series, as applicable, by the aggregate principal amount of the beneficial interest in the Global Note of such series to be so exchanged or transferred and the Trustee shall instruct the Depositary, concurrently with such reduction, to increase the principal amount of the Regulation S Temporary Global Note of such series by the aggregate principal amount of the beneficial interest in the Rule 144A Global Note or the Accredited Investor Global Note of such series, as applicable, to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (who shall be the Agent Member for Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Regulation S Temporary Global Note of such series equal to the reduction in the principal amount of the Rule 144A Global Note or the Accredited Investor Global Note of such series, as the case may be.

(iii) Rule 144A Global Note or Accredited Investor Global Note to Unrestricted Global Note. If a holder of a beneficial interest in the Rule 144A

Global Note or the Accredited Investor Global Note of any series deposited with the Depositary wishes at any time to exchange its interest in such Global Note for an interest in the Unrestricted Global Note of such series or transfer its interest in such Global Note to a Person who wishes to take delivery thereof in the form of an interest in the Unrestricted Global Note of such series, such holder may, subject to the Applicable Procedures, exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in the Unrestricted Global Note of such series in accordance with, and subject to, this clause (iii). Upon receipt by the Trustee at the Corporate Trust Office of (1) instructions given in accordance with the Applicable Procedures from an Agent Member directing the Trustee to credit or cause to be credited a beneficial interest in the Unrestricted Global Note of a series in an amount equal to the beneficial interest in the Rule 144A Global Note or the Accredited Investor Global Note of such series to be exchanged or transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the participant account of the Depositary and, if applicable, the Euroclear or Clearstream account to be credited with such increase and (3) a certificate in the form of Exhibit C attached hereto given by the holder of such interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Notes of such series and (A) in the case of an exchange, that either (x) the Note being exchanged is not a “restricted security” as defined in Rule 144 under the Securities Act (“Rule 144”), or (y) the exchange is being made to facilitate a contemporaneous transfer that complies with this clause (iii), (B) in the case of a transfer pursuant to Regulation S, that the Note is being transferred pursuant to and in accordance with Regulation S, (C) in the case of a transfer pursuant to Rule 144, that the Note is being transferred pursuant to and in accordance with Rule 144 or (D) in the case of a transfer pursuant to another exemption from the Securities Act (other than Rule 144A), specifying the basis for such exemption, the Trustee shall instruct the Depositary to reduce the Rule 144A Global Note or the Accredited Investor Global Note of such series, as applicable, by the aggregate principal amount of the beneficial interest in the Global Note of such series to be so exchanged or transferred, and the Trustee shall instruct the Depositary, concurrently with such reduction, to increase the principal amount of the Unrestricted Global Note of such series by the aggregate principal amount of the beneficial interest in the Rule 144A Global Note or the Accredited Investor Global Note of such series, as applicable, to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Unrestricted Global Note of such series equal to the reduction in the principal amount of the Rule 144A Global Note or the Accredited Investor Global Note of such series, as the case may be.

(iv) Regulation S Temporary Global Note, Unrestricted Global Note or Accredited Investor Global Note to Rule 144A Global Note. If a holder or a beneficial interest in the Regulation S Temporary Global Note, the Unrestricted Global Note or the Accredited Investor Global Note of any series deposited with the Depositary wishes at any time to exchange its interest in such Global Note for an interest in the Rule 144A Global Note of such series or transfer its interest in such Global Note to a Person who wishes to take delivery thereof in the form of an interest in the Rule 144A Global Note of such series, such holder may, subject to the Applicable Procedures, exchange or transfer or cause the exchange or transfer of such interest for an equivalent beneficial interest in the Rule 144A Global Note of such series in accordance with, and subject to, this clause (iv); provided, however, that prior to the termination of the Restricted Period, exchanges or transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon receipt by the Trustee at the Corporate Trust Office of (1) instructions from Euroclear or Clearstream or the Depositary, as the case may be, directing the Trustee to credit or cause to be credited a beneficial interest in the Rule 144A Global Note of a series in an amount equal to the beneficial interest in the Regulation S Temporary Global Note, the Unrestricted Global Note or the Accredited Investor Global Note of such series to be exchanged or transferred, such instructions to contain information regarding the Agent Member’s account with the Depositary to be credited with such increase, and, with respect to an exchange or transfer of an interest in the Unrestricted Global Note or the Accredited Investor Global Note of such series, information regarding the Agent Member’s account with the Depositary to be debited with such decrease, and (2) a certificate in the form of Exhibit D attached hereto given by the holder of such interest and stating that the Person exchanging or transferring such interest in the Regulation S Temporary Global Note, the Unrestricted Global Note or the Accredited Investor Global Note of such series, as the case may be, reasonably believes that the Person acquiring such interest in the Rule 144A Global Note is a qualified institutional buyer (as defined in Rule 144A) and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A, Euroclear or Clearstream or the Trustee, as the case may be, shall instruct the Depositary to reduce the Regulation S Temporary Global Note, the Unrestricted Global Note or the Accredited Investor Global Note of such series, as the case may be, by the aggregate principal amount of the beneficial interest in the Global Note of such series to be so exchanged or transferred, and the Trustee shall instruct the Depositary, concurrently with such reduction, to increase the principal amount of the Rule 144A Global Note of such series by the aggregate principal amount of the beneficial interest in the Regulation S Temporary Global Note, the Unrestricted Global Note or the Accredited Investor Global Note of such series, as the case may be, to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note of such series equal to the reduction in the principal amount of the Regulation S Temporary Global Note, the Unrestricted Global Note or the Accredited Investor Global Note of such series, as the case may be.

(v) Rule 144A Global Note, Regulation S Temporary Global Note or Unrestricted Global Note to Accredited Investor Global Note. If a holder of a beneficial interest in the Rule 144A Global Note, the Regulation S Temporary Global Note or the Unrestricted Global Note of any series deposited with the Depositary wishes at any time to exchange its interest in such Global Note for an interest in the Accredited Investor Global Note of such series or transfer its interest in such Global Note to a Person who wishes to take delivery thereof in the form of an interest in the Accredited Investor Global Note of such series, such holder may, subject to the Applicable Procedures, exchange or transfer or cause the exchange or transfer of such interest for an equivalent beneficial interest in the Accredited Investor Global Note of such series in accordance with, and subject to, this clause (v); provided, however, that prior to the termination of the Restricted Period, exchanges or transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon receipt by the Trustee at the Corporate Trust Office of a certificate in the form of Exhibit E attached hereto given by the holder of such beneficial interest and stating that the Person exchanging or transferring such interest reasonably believes that the Person acquiring such interest in an Accredited Investor Global Note of such series is an institution that is an “accredited investor” (as defined in Rule 501(a)(l), (2), (3) or (7) under the Securities Act) and is obtaining such interest in a transaction exempt from the Securities Act and of a certificate in the form of Exhibit F attached hereto given by the transferee of such interest certifying that it is an institution that is an “accredited investor” (as defined in Rule 501(a)(l), (2), (3) or (7) under the Securities Act), Euroclear or Clearstream or the Trustee, as the case may be, shall instruct the Depositary to reduce the Regulation S Temporary Global Note, the Unrestricted Global Note or the Rule 144A Global Note of such series, as the case may be, by the aggregate principal amount of the beneficial interest in such Global Note to be so exchanged or transferred, and the Trustee shall instruct the Depositary, concurrently with such reduction, to increase the principal amount of the Accredited Investor Global Note of such series by the aggregate principal amount of the beneficial interest in the Regulation S Temporary Global Note, the Unrestricted Global Note or the Rule 144A Global Note of such series, as the case may be, to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Accredited Investor Global Note of such series equal to the reduction in the principal amount of the Rule 144A Global Note, the Regulation S Temporary Global Note or the Unrestricted Global Note of such series, as the case may be.

(vi) Other Exchanges. In the event that a Global Note is exchanged for Notes in definitive registered form without interest coupons pursuant to Section 2.05 hereof, such Notes may be exchanged or transferred for one another only in accordance with such procedures as are substantially consistent with the provisions of clauses (ii) through (v) above (including, without limitation, the certification requirements intended to insure that such exchanges or transfers comply with the provisions of Rule 144A, Rule 144 or Regulation S and generally with the Securities Act, as the case may be) and as may be from time to time adopted by the Issuer and the Trustee.

(c) Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the Note Register. No service charge shall be made for any registration of transfer or exchange of the Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith and any other amounts required to be paid by the provisions of the Notes.

(d) If Notes are issued upon the registration of transfer, exchange or replacement of Notes not bearing the legends required by the form of Note attached as Exhibit A, or such other form as shall be established by or pursuant to a Management Committee Resolution (and set forth in an Officer’s Certificate) or one or more indentures supplemental hereto (collectively, the “Legend”), the Notes so issued shall not bear the Legend. If Notes are issued upon the registration or transfer, exchange or replacement of Notes bearing the Legend, or if a request is made to remove the Legend on a Note, the Notes so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Issuer and the Trustee such satisfactory evidence, which may include an opinion of counsel of recognized standing licensed to practice law in the State of New York and experienced in matters involving the Securities Act, as may be reasonably required by the Issuer that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S and generally with Securities Act or that such Notes are not “restricted securities” (within the meaning of Rule 144). Upon provision of such satisfactory evidence, the Trustee, at the direction of the Issuer, shall authenticate and deliver a Note that does not bear the Legend. If a Legend is removed from the face of a Note and the Note is subsequently held by an Affiliate of the Issuer, the Legend shall be reinstated.

SECTION 2.07. Temporary Notes.

Pending the preparation of definitive Notes of any series, the Issuer may execute, and the Trustee shall authenticate and deliver, temporary Notes (printed, lithographed or typewritten) of any authorized denomination, and substantially in the form of the definitive Notes in lieu of which they are issued, but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Issuer. Every temporary Note of any series shall be executed by the Issuer and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Notes of that series in accordance with the terms of Section 2.04 hereof. Without unnecessary delay the Issuer will execute and will furnish definitive Notes of such series and thereupon any or all temporary Notes of that series may be surrendered in exchange therefor (without charge to the holders), at the office or agency of the Issuer designated for the purpose in compliance with Section 4.02 hereof, and the Trustee shall authenticate and such office or agency shall deliver in exchange for such temporary Notes an equal aggregate principal amount of definitive Notes of that series, unless the Issuer advises the Trustee to the effect that definitive Notes need not be executed and furnished until further notice from the Issuer. Until so exchanged, the temporary Notes of that series shall be entitled to the same benefits under this Indenture as definitive Notes of that series authenticated and delivered hereunder.

SECTION 2.08. Mutilated, Destroyed, Lost and Stolen Notes.

In case any Note shall become mutilated or be destroyed, lost or stolen, the Issuer (subject to the next succeeding sentence) shall execute, and upon its request the Trustee (subject as aforesaid) shall authenticate and deliver, a new Note of the same series bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Issuer and to the Trustee such security or indemnity as may be required by them to save each of them harmless and, in every case of destruction, loss or theft, the applicant shall also furnish to the Issuer and to the Trustee evidence to their satisfaction of the destruction, loss or theft of the applicant’s Note and of the ownership thereof. The Trustee may authenticate any such substituted Note and deliver the same upon the written order of the Issuer. Upon the issuance of any substituted Note, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and the expenses of the Trustee) connected therewith. In case any Note which has matured or is about to mature or has been called for redemption shall become mutilated or be destroyed, lost or stolen, the Issuer may, instead of issuing a substituted Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Note) if the applicant for such payment shall furnish to the Issuer and to the Trustee such security or indemnity as they may require to save them harmless and, in case of destruction, loss or theft, evidence to the satisfaction of the Issuer and the Trustee of the destruction, loss or theft of such Note and of the ownership thereof.

Every Note issued pursuant to the provisions of this Section in substitution for any Note which is mutilated, destroyed, lost or stolen shall constitute an additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be found at any time, or be enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes of the same series duly issued hereunder. All Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes, and shall preclude (to the extent lawful) any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

SECTION 2.09. Cancellations.

All Notes surrendered for the purpose of payment, redemption, exchange or registration of transfer shall, if surrendered to the Issuer or any paying agent, be delivered to the Trustee for cancellation or, if surrendered to the Trustee, shall be canceled by it, and no Notes shall be issued in lieu thereof except as expressly required or permitted by any of the provisions of this Indenture. On written request of the Issuer, the Trustee shall deliver to the Issuer canceled Notes held by the Trustee. All canceled Notes held by the Trustee shall be disposed of in accordance with the Trustee’s policy of disposal of canceled Notes; provided that the Trustee shall not be required to destroy canceled Notes. If the Issuer shall otherwise acquire any of the Notes, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

SECTION 2.10. Benefits of Indenture.

Nothing in this Indenture or in the Notes, express or implied, shall give or be construed to give to any Person, other than the parties hereto and the holders of the Notes, any legal or equitable right, remedy or claim under or in respect of this Indenture, or under any covenant, condition or provision herein contained; all such covenants, conditions and provisions being for the sole benefit of the parties hereto and of the holders of the Notes.

SECTION 2.11. Authenticating Agent.

So long as any of the Notes of any series remain Outstanding, there may be an Authenticating Agent for any or all such series of Notes which the Trustee shall have the right to appoint. The Authenticating Agent shall be authorized to act on behalf of the Trustee to authenticate Notes of such series issued upon exchange, transfer or partial redemption thereof, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. All references in this Indenture to the authentication of Notes of any series by the Trustee shall be deemed to include authentication by an Authenticating Agent for such series except for authentication upon original issuance or pursuant to Section 2.07 hereof. Each Authenticating Agent shall be acceptable to the Issuer and shall be a bank or trust company or corporation which has a combined capital and surplus, as most recently reported or determined by it, of not less than $100.0 million, and which is otherwise authorized under such laws to conduct a trust business and is subject to supervision or examination by federal or state authorities. If at any time any Authenticating Agent shall cease to be eligible in accordance with these provisions, it shall resign immediately.

Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Issuer. The Trustee may at any time (and upon request by the Issuer shall) terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Issuer. Upon resignation, termination or cessation of eligibility of any Authenticating Agent, the Trustee may appoint an eligible successor Authenticating Agent acceptable to the Issuer and shall mail written notice of such appointment to all Noteholders of the series with respect to which such Authenticating Agent shall serve, as their names and addresses appear in the Note Register. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder as if originally named as an Authenticating Agent pursuant hereto.

SECTION 2.12. CUSIP Numbers.

The Issuer in issuing the Notes may, and in the case of Global Notes pursuant to Section 2.05(e) shall, use “CUSIP” numbers (if then generally in use), and, if so used, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to holders of Notes; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee in writing of any change in the CUSIP numbers.

ARTICLE THREE

Redemption of Notes

SECTION 3.01. Redemption of Notes.

The Issuer may redeem the Notes of any series issued hereunder on and after the dates and in accordance with the terms established for that series pursuant to Section 2.01 hereof, including the redemption of Notes, at the Issuer’s option, in whole or in part, at any time (subject to Section 2.01), at a redemption price equal to the principal amount of the Notes to be redeemed, plus the Make-Whole Premium, if any, plus accrued and unpaid interest, if any, on such Notes to, but excluding, the date of redemption or at such other redemption price as may be determined pursuant to Section 2.01.

SECTION 3.02. Notices of Redemption.

(a) In case the Issuer shall desire to exercise the right, at its option pursuant to Section 3.01, to redeem all or, as the case may be, a portion of the Notes of any series in accordance with the right reserved so to do, it shall give notice of such redemption to holders of the Notes of the series to be redeemed by mailing, first-class postage prepaid, a notice of such redemption not less than 30 days and not more than 60 days before the date fixed for redemption of that series to such holders at their last addresses as they shall appear upon the Note Register.

(b) Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the registered holder receives the notice. In any case, failure duly to give such notice to the holder of any Note of any series designated for redemption in whole or in part, or any defect in the notice, shall not affect the validity of the proceedings for the redemption of any other Notes of that series or any other series. In the case of any redemption of Notes prior to the expiration of any restriction on such redemption or pursuant to an election of the Issuer which is subject to a condition provided in the terms of such Notes or elsewhere in this Indenture, the Issuer shall furnish the Trustee with an Officer’s Certificate evidencing compliance with any such restriction or condition.

Each such notice of redemption shall identify the Notes to be redeemed (including CUSIP numbers), specify the date fixed for redemption and the redemption price at which Notes of that series are to be redeemed, or if not then ascertainable, the manner of calculation thereof, and shall state that payment of the redemption price of the Notes to be redeemed will be made at the office or agency of the Issuer maintained in accordance with Section 4.02 hereof and identified in such notice, upon presentation and surrender of such Notes, that interest accrued to the date fixed for redemption will be paid as specified in that notice and that from and after that date interest will cease to accrue. If less than all the Notes of a series are to be redeemed, the notice to the holders of Notes of that series to be redeemed shall specify the particular Notes to be so redeemed. In case any Note is to be redeemed in part only, the notice which relates to such Note shall state the portion of the principal amount thereof to be redeemed, and shall state that on and after the redemption date, upon surrender of such Note, a new Note or Notes of that series in principal amount equal to the unredeemed portion thereof will be issued.

(c) The Issuer shall give the Trustee at least 45 days’ advance notice of the date fixed for redemption (unless shorter notice shall be acceptable to the Trustee) as to the aggregate principal amount of Notes of the series to be redeemed, and thereupon the Trustee shall select the Notes to be redeemed (in principal amount of $100,000 or integral multiples of $1,000 in excess thereof), by lot, on a pro rata basis or by another method the Trustee deems fair and appropriate (except, (i) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, as such requirements shall be certified to the Trustee by the Issuer in an Officer’s Certificate, or (ii) if otherwise required by law) and shall thereafter promptly notify the Issuer and the Note Registrar (if other than itself) in writing of the numbers of the Notes to be redeemed. Promptly after the calculation of any redemption price that is based on a Make-Whole Premium, the Issuer shall give the Trustee notice thereof and the Trustee shall have no responsibility for calculating such redemption price.

The Issuer may, if and whenever it shall so elect, by delivery of instructions signed on its behalf by an Authorized Person or its Treasurer, instruct the Trustee or any paying agent to call all or any part of the Notes of a particular series for redemption and to give notice of redemption in the manner set forth in this Section, such notice to be in the name of the Issuer or its own name as the Trustee or such paying agent may deem advisable. In any case in which notice of redemption is to be given by the Trustee or any such paying agent, the Issuer shall deliver or cause to be delivered to, or permit to remain with, the Trustee or such paying agent, as the same may be, such Note Register, transfer books or other records, or suitable copies or extracts therefrom, sufficient to enable the Trustee or such paying agent to give any notice by mail that may be required under the provisions of this Section.

SECTION 3.03. Presentation and Surrender of Notes.

(a) If the giving of notice of redemption shall have been completed as above provided, the Notes or portions of Notes of the series to be redeemed specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and interest on such Notes or portions of Notes shall cease to accrue on and after the date fixed for redemption, unless the Issuer shall default in the payment of such redemption price and accrued interest with respect to any such Note or portion thereof. On presentation and surrender of such Notes on or after the date fixed for redemption at the place of payment specified in the notice, such Notes shall be paid and redeemed at the applicable redemption price for such series, together with interest accrued thereon to the date fixed for redemption (but if the date fixed for redemption is a Scheduled Payment Date, the principal or interest installment payable on such date shall be payable to the registered holder at the close of business on the applicable record date pursuant to Section 2.03).

(b) Upon presentation of any Note of such series which is to be redeemed in part only, the Issuer shall execute, the Trustee shall authenticate and the office or agency where the Note is presented shall deliver to the holder thereof, at the expense of the Issuer, a new Note or Notes of the same series, of authorized denominations in principal amount equal to the unredeemed portion of the Note so presented.

ARTICLE FOUR

Particular Covenants of the Issuer

Unless otherwise provided in a supplemental indenture executed in accordance with Article Nine hereof, the covenants contained in this Article Four shall apply to each series of the Notes. The Issuer covenants and agrees for each series of the Notes as follows:

SECTION 4.01. Payment of Principal, Premium and Interest.

(a) The Issuer will duly and punctually pay or cause to be paid the principal of (and premium, if any) and interest on the Notes of that series at the time and place and in the manner provided herein and established with respect to such Notes. Principal (and premium, if any) and interest will be considered paid on the date due if the paying agent, if other than the Issuer or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal (and premium, if any) and interest then due.

(b) The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal of and (to the extent lawful) interest on the Notes, as well as premium thereon, if any, at the rate equal to 1.0% per annum in excess of the then applicable interest rate on the Notes (without regard to any applicable grace periods).

(c) Any fraction of $1.00 otherwise due on any Note, whether by way of principal, premium or interest, shall be rounded upwards or downwards to the nearest $1.00 (with $0.50 being rounded upwards), notwithstanding anything to the contrary in this Indenture or such Note.

SECTION 4.02. Maintenance of Office or Agency.

So long as any series of the Notes remains Outstanding, and thereafter as provided in Article Eleven, the Issuer agrees to maintain an office or agency in the continental United States of America (which, unless changed, shall be the Corporate Trust Office of the Trustee and which shall be in the City and State of New York in respect to the Notes of any series that are issued in certificated form), with respect to each such series and at such other location or locations as may be designated as provided in this Section 4.02, where (i) Notes of that series may be presented for payment, (ii) the Notes of that series may be presented as hereinabove authorized for registration of transfer and exchange and (iii) notices and demands to or upon the Issuer in respect of the Notes of that series and this Indenture may be given or served, such designation to continue with respect to such office or agency until the Issuer shall, by written notice signed by its Authorized Person, and delivered to the Trustee, designate some other office or agency for such purposes or any of them. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuer hereby appoints the Trustee as its agent to receive all such presentations, notices and demands.

The Issuer may also from time to time designate one or more other offices or agencies where all or any series of the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Issuer of its obligation to maintain an office or agency in the City and State of New York for such purposes, but only with respect to the Notes of any series that are issued in certificated form. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 4.03. Money for Note Payments to be held in Trust.

(a) If the Issuer shall appoint one or more paying agents pursuant to Section 4.02 hereof, other than the Trustee, for all or any series of the Notes, the Issuer will cause each such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section, that it will:

(i) hold all sums held by it as such agent for the payment of the principal of (and premium, if any) or interest on the Notes of that series (whether such sums have been paid to it by the Issuer or by any other obligor of such Notes) in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(ii) give the Trustee notice of any failure by the Issuer (or by any other obligor of such Notes) to make any payment of the principal of (and premium, if any) or interest on the Notes when the same shall be due and payable;

(iii) at any time during the continuance of any failure referred to in the preceding paragraph (a)(ii) above, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such paying agent; and

(iv) perform all other duties of paying agent as set forth in this Indenture.

(b) If the Issuer shall act as its own paying agent with respect to any series of the Notes, it will, on or before each due date of the principal of (and premium, if any) and interest on Notes of that series set aside, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay such principal (and premium, if any) and interest so becoming due on Notes of that series until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of such action, or any failure (by it or any other obligor on such Notes) to take such action. Whenever the Issuer shall have one or more paying agents for any series of the Notes, it will, no later than 10:00 A.M. New York time on each due date of the principal of (and premium, if any) and interest on any Notes of that series, deposit with the paying agent a sum sufficient to pay the principal (and premium, if any) and interest so becoming due, such sum in immediately available funds to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such paying agent is the Trustee) the Issuer will promptly notify the Trustee of its action or failure so to act.

(c) Anything in this Section 4.03 to the contrary notwithstanding, (i) the agreement to hold sums in trust as provided in this Section 4.03 is subject to the provisions of Section 11.06 and (ii) the Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or direct any paying agent to pay, to the Trustee all sums held in trust by the Issuer or such paying agent, such sums to be held by the Trustee upon the same terms and conditions as those upon which such sums were held by the Issuer or such paying agent; and, upon such payment by any paying agent to the Trustee, such paying agent shall be released from all further liability with respect to such sums.

SECTION 4.04. Appointment of Trustee.

The Issuer, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.10, a Trustee, so that there shall at all times be a Trustee hereunder.

SECTION 4.05. Consolidation, Merger or Sale.

The Issuer shall not, directly or indirectly, while any of the Notes remain Outstanding, consolidate or merge with or into another Person (whether or not the Issuer is the surviving company), or sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of its property or assets in one or more related transactions to any other Person, unless the provisions of Article Ten hereof are complied with.

SECTION 4.06. Certificate to Trustee.

(a) The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year ending after December 31, 2009, an Officer’s Certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Issuer, stating that a review of the activities of the Issuer during the preceding fiscal year has been made under the supervision of the signing Authorized Person with a view to determining whether the Issuer has kept, observed, performed and fulfilled, in all material respects, its obligations under this Indenture, and further stating, as to such Authorized Person signing such certificate, that to his or her Knowledge the Issuer has kept, observed, performed and fulfilled, in all material respects, its covenants contained in this Indenture and is not in default in any material respect in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she has Knowledge and what action the Issuer is taking or proposes to take with respect thereto).

(b) So long as any of the series of Notes are Outstanding, within five Business Days after any Authorized Person obtains Knowledge of any Default or Event of Default, the Issuer will deliver to the Trustee an Officer’s Certificate specifying such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto.

SECTION 4.07. Reports by the Issuer.

(a) If the Issuer becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, then the Issuer shall file with the Trustee, within 30 days after it files them with the Commission, copies of its annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that the Issuer is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Delivery of any such information, documents and other reports to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

(b) As long as the Issuer is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, nor is exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act and the Notes are “restricted securities” within the meaning of Rule 144 under the Securities Act, upon the request of a Noteholder who is a “qualified institutional buyer” (as defined in Rule 144A) or any owner of a beneficial interest in a Note who is a “qualified institutional buyer” (as defined in Rule 144A), the Issuer shall promptly furnish or cause to be furnished “Rule 144A Information” (as defined herein) to such Noteholder or beneficial owner or to a prospective purchaser of such Note who is a “qualified institutional buyer” (as defined in Rule 144A) designated by such Noteholder or beneficial owner who is a “qualified institutional buyer” (as defined in Rule 144A). “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

(c) So long as any of the Notes are Outstanding, in addition to the requirement to furnish Rule 144A Information as provided in subsection (b), the Issuer shall furnish or cause to be furnished to Noteholders and (upon the request thereof delivered to the Issuer) to holders of an interest in any Global Note (i), beginning with the fiscal year ended December 31, 2008, annual consolidated financial statements of the Issuer prepared in accordance with GAAP (together with notes thereto and a report thereon by an independent accountant of established national reputation), such statements to be so furnished within 120 days after the end of the fiscal year covered thereby and (ii), beginning with the fiscal quarter of the Issuer ending March 31, 2009, unaudited consolidated financial statements of the Issuer for each of the first three fiscal quarters of each fiscal year of the Issuer and the corresponding quarter and year-to-date period of the prior year prepared in all material respects on a basis consistent with the annual financial statements furnished pursuant to clause (c)(i), such statements to be so furnished within 60 days after the end of each such quarter. The Issuer shall be deemed to have furnished any such financial statements in accordance with this Section 4.07(c) to the extent that it shall post such financial statements on its website within the applicable time period specified herein, provided, however, that the Trustee shall have no responsibility whatsoever for determining whether or not such posting has occurred.

SECTION 4.08. Limitations on Liens.

The Issuer shall not and shall not permit any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any Principal Property of the Issuer or any of its Subsidiaries or any Capital Stock of any of its Subsidiaries owning or leasing any Principal Property, whether now owned or hereafter acquired, to secure any Indebtedness without in any such case making effective provision whereby all of the Notes then Outstanding are secured equally and ratably with, or prior to, such Indebtedness so long as such Indebtedness is so secured; provided, however, that this restriction will not apply to the following Liens:

(i) a Lien that is the result of a court judgment as to which all rights of appeal have not terminated and is bonded or pledged or enforcement of which will not have a Material Adverse Effect on the Issuer;

(ii) a Lien granted by a Subsidiary upon any of such Subsidiary’s Property to secure Non-Recourse Indebtedness;

(iii) Liens on Property of a Person existing at the time such Person is merged with or into, consolidated with or acquired by, the Issuer or any of its Subsidiaries; provided that such Liens were in existence prior to such merger, consolidation or acquisition and do not extend to any Property other than that of the Person merged with or into, consolidated with or acquired by the Issuer or any of its Subsidiaries;

(iv) any Lien created by the Issuer or a Subsidiary of the Issuer to secure all or part of the purchase price of any Property (or to secure a loan made to enable the Issuer or a Subsidiary of the Issuer to acquire the Property described in such Lien) and any Lien existing on any Property at the time of the acquisition thereof by the Issuer or a Subsidiary of the Issuer, whether or not assumed by the Issuer or such Subsidiary, and any Lien on any Property acquired or constructed by the Issuer or a Subsidiary of the Issuer and created not later than 12 months after (x) such acquisition or completion of such construction or (y) commencement of full operation of such Property, whichever is later; provided that, the principal amount of the Indebtedness secured by such Lien, together with all other Indebtedness secured by a Lien on such Property, does not exceed the purchase price of the Property acquired and/or the cost of the Property constructed;

(v) any Liens securing Indebtedness neither assumed nor guaranteed by the Issuer or a Subsidiary of the Issuer nor on which the Issuer or any of its Subsidiaries customarily pays interest, existing upon real estate or rights in or relating to real estate (including rights-of-way and easements) acquired by the Issuer or a Subsidiary of the Issuer, which Liens do not materially impair the use of such Property for the purposes for which it is held by the Issuer or such Subsidiary;

(vi) any Liens on the Joint Facilities in existence on the date hereof, which Liens do not materially impair the use of such Property for the purposes for which it is jointly held;

(vii) any Lien arising by reason of deposits with or the giving of any form of security to any governmental agency or any body created or approved by law or governmental regulation for any purpose at any time as required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege or license, or to enable the Issuer or a Subsidiary of the Issuer to maintain self-insurance or to participate in any fund for liability on any insurance risks;

(viii) any Lien existing on any office equipment, data processing equipment (including computer and computer peripheral equipment) or transportation equipment (including motor vehicles, aircraft and marine vessels);

(ix) undetermined Liens incidental to construction or maintenance;

(x) the right reserved to, or vested in, any municipality or governmental or other public authority or railroad by the terms of any right, power, franchise, grant, license, permit or by any provisions of law, to terminate or to require annual or other periodic payments as a condition to the continuance of such right, power, franchise, grant, license or permit;

(xi) the Lien reserved in leases for rent and for compliance with the terms of the lease in the case of leasehold estates;

(xii) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(xiii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that, if delinquent, are being contested in good faith by appropriate proceedings as contemplated pursuant to Section 4.10;

(xiv) Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens or any Lien or charge arising by reason of pledges or deposits to secure payment of workmen’s compensation or other insurance, good faith deposits in connection with tenders or leases of real estate, bids or contracts (other than contracts for the payment of money), in each case, incurred in the ordinary course of business;

(xv) rights reserved to or vested in any municipality or public authority to control or regulate any Property of the Issuer or a Subsidiary of the Issuer, or to use such property in any manner which does not materially impair the use of such Property for the purposes for which it is held by the Issuer or such Subsidiary, or any obligations or duties, affecting the Property of the Issuer or a Subsidiary of the Issuer, to any municipality or public authority with respect to any franchise, grant, license or permit;

(xvi) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines, pipelines, roads, telecommunication equipment and cable, streets, alleys, highways, railroad purposes, the removal of oil, gas, coal or other minerals or timber, and other like purposes, defects, irregularities, encumbrances and clouds on title and statutory liens, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the subject real property interests or materially impair their use in the operation of the business of such Person;

(xvii) Liens securing or relating to industrial revenue or pollution control bonds issued in compliance with this Indenture, and Liens on pipelines or pipeline facilities that arise by operation of law;

(xviii) Liens upon rights of way not incurred or put in place by the Issuer or any Subsidiary;

(xix) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Issuer or any of its Subsidiaries on deposit with or in possession of such bank;

(xx) Liens on the Issuer’s Property in existence on the date hereof other than Liens securing Indebtedness for borrowed money in existence on the date hereof;

(xxi) a Lien that extends, renews or replaces in whole or in part a Lien referred to herein (other than any additional Lien described in clause (xxii) below); and

(xxii) any additional Lien; provided that the Indebtedness secured by such Lien, plus all other Indebtedness secured by Liens (including Indebtedness for Capitalized Lease Obligations but excluding Indebtedness secured by Liens otherwise permitted by clauses (i) through (xxi) above), plus all Attributable Indebtedness under sale-leaseback transactions described in the first paragraph of Section 4.09 (reduced by the amount applied pursuant to clause (ii) of the last paragraph of Section 4.09), do not exceed 10% of the Consolidated Net Tangible Assets of the Issuer.

SECTION 4.09. Limitation on Sale-Leaseback Transactions.

The Issuer will not, and will not permit any Subsidiary to, enter into any sale-leaseback transaction with respect to a Principal Property (other than any such transaction having a term of less than three years), directly or indirectly, with any Person (other than the Issuer or any Subsidiary) more than one year after the later of the date of acquisition or occupancy of a Property, involving the sale, transfer or other disposition of such Property on terms whereby the Property is leased to, or reacquired by, the Issuer or any Subsidiary.

The foregoing restriction does not apply to any sale-leaseback transaction if (i) the Issuer or the Subsidiary would be entitled under Section 4.08 to incur Indebtedness secured by a Lien on the Principal Property subject thereto in a principal amount equal to or exceeding the Attributable Indebtedness from such sale-leaseback transaction without securing the Notes pursuant to Section 4.08 or (ii) within one year after the sale-leaseback transaction is completed, (a) the Issuer invests the net proceeds received from such sale-leaseback in Property used or useful in the business of the Issuer or any of its Subsidiaries or (b) such net proceeds are applied to the payment or prepayment of any Indebtedness of the Issuer that is not subordinated to the Notes or any Indebtedness of its Subsidiaries, provided that for both clauses (a) and (b) above, such net proceeds from the sale, transfer or other disposition of such Property to be subject to the sale-leaseback transaction is at least equal to the fair market value of such Property. The amount of any net proceeds that are not applied for the purposes described in clause (ii) will be subject to the limitation described in clause (i).

SECTION 4.10. Payment of Taxes and Other Claims.

The Issuer will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment would not result in a Material Adverse Effect.

SECTION 4.11. Limitation on Lines of Business.

The Issuer will not, and will not permit any of its Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Issuer and its Subsidiaries taken as a whole.

SECTION 4.12. Limitations on Incurrence of Indebtedness.

(a) The Issuer will not, and will not permit any of its Subsidiaries to, create, incur, issue, assume or guarantee (collectively, “incur” or an “incurrence”) any Indebtedness; provided, however, that the Issuer or any of its Subsidiaries may incur Indebtedness if, after giving effect to the incurrence of such additional Indebtedness and the application of the net proceeds therefrom on a pro forma basis, the amount of Indebtedness of the Issuer and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, then outstanding is no more than $585.0 million. For purposes of this Indenture, the amount of any Indebtedness outstanding as of any date will be:

(i) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount, as determined in accordance with GAAP; and

(ii) the principal amount of the Indebtedness, in the case of any other Indebtedness.

(b) Notwithstanding the preceding, Section 4.12(a) will not prohibit the incurrence by the Issuer or any of its Subsidiaries of any of the following items of Indebtedness (collectively, “Permitted Indebtedness”), and each of such items shall be disregarded in determining the amount of Indebtedness outstanding for purposes of Section 4.12(a):

(i) obligations with respect to Hedge Agreements or Commodity Exchange Agreements;

(ii) intercompany Indebtedness between or among the Issuer and any of its Subsidiaries or between or among any of such Subsidiaries; provided, however, that (1) if the Issuer is the obligor on such Indebtedness, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all obligations then due with respect to the Notes; and (2) i. any subsequent issuance or transfer of Capital Stock that results in any such Indebtedness being held by a Person other than the Issuer or a Subsidiary of the

Issuer and ii. any sale or other transfer of any such Indebtedness to a Person that is neither the Issuer nor a Subsidiary of the Issuer, will be deemed, in the case of each of clause i and ii, to constitute an incurrence of such Indebtedness by the Issuer or such Subsidiary, as the case may be, that was not permitted by this clause (ii);

(iii) Permitted Refinancing Indebtedness incurred in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease, refund, discharge or otherwise retire Indebtedness that was permitted by this Section 4.12 to be incurred pursuant to clause (vi) of this paragraph or this clause (iii);

(iv) the guarantee by the Issuer of Indebtedness of any of its Subsidiaries and the guarantee by any of such Subsidiaries of Indebtedness of the Issuer or another of its Subsidiaries, in each case that was permitted to be incurred by this covenant;

(v) Indebtedness of the Issuer held by any of the owners of its Capital Stock or their respective Affiliates, provided that such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all obligations then due with respect to the Notes (“Affiliate Subordinated Indebtedness”); provided, however, that (A) any subsequent issuance or transfer of Capital Stock that results in any such Indebtedness being held by a Person other than any of the owners of the Capital Stock of the Issuer or their respective Affiliates and (B) any sale or other transfer of any such Indebtedness to a Person that is neither an owner of the Capital Stock of the Issuer nor its Affiliate, will be deemed, in the case of each of clause (A) and (B), to constitute an incurrence of such Indebtedness that was not permitted by this clause (v);

(vi) Indebtedness of any other Person existing at the time such other Person is merged with or into the Issuer or becomes a Subsidiary of the Issuer, provided such Indebtedness is not incurred in connection with, or in contemplation of, such other Person merging with or into the Issuer, or becoming its Subsidiary, but excluding Indebtedness which is extinguished, retired or repaid in connection with such Person merging with or into the Issuer or becoming its Subsidiary; and

(vii) any additional Indebtedness so long as we have obtained an affirmation from each of Moody’s and S&P that, after giving effect to the incurrence of such Indebtedness, the ratings of the Notes are not less than Baa3 (in the case of Moody’s) and BBB (in the case of S&P).

(c) For purposes of determining compliance with this Section 4.12, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories contained in clauses (i) through (vii) of the definition of Permitted Indebtedness in Section 4.12(b), or is entitled to be incurred pursuant to Section 4.12(a), the Issuer may classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.12. The accrual of interest, the accretion or amortization of original issue discount and the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms will not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.12. Notwithstanding any other provision of this Section 4.12, the maximum amount of Indebtedness that we or any of our Subsidiaries may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

SECTION 4.13. Limitations on Distributions.

The Issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly:

(a) declare or pay any dividend or make any other payment or distribution on account of the Issuer’s or any of its Subsidiaries’ Capital Stock or to the direct or indirect holders of the Issuer’s or any of its Subsidiaries’ Capital Stock in their capacity as such (other than dividends or distributions payable in Capital Stock of the Issuer and other than dividends or distributions payable to the Issuer or any of its Subsidiaries);

(b) purchase, redeem or otherwise acquire or retire for value any of the Capital Stock of the Issuer (other than any such Capital Stock owned by the Issuer or any of its Subsidiaries); or

(c) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Affiliate Subordinated Indebtedness (other than intercompany Indebtedness between or among the Issuer and its Subsidiaries), except a payment of interest or principal at stated maturity;

(all such payments and other actions set forth in clauses (a) through (c) above being collectively referred to as “Distributions”), unless, at the time of such Distribution:

(i) no Event of Default shall have occurred and be continuing; and

(ii) the Debt Service Coverage Ratio of the Issuer for the latest twelve months for which internal financial statements are available immediately preceding the time of such Distribution would have been at least 1.25 to 1.0; provided, however, that in relation to all months ending prior to March 1, 2010, such Debt Service Coverage Ratio shall be calculated on a pro forma basis, with Operating Cash Flow to be determined by using historical results for the period beginning March 1, 2009 and ending with the most recent month for which internal financial statements are available and with Mandatory Senior Debt Service to be determined by multiplying (A) the total scheduled payments of principal and interest on the Notes during the initial twelve months after the issue date of the Notes by (B) a fraction, the numerator of which is the number of full months over which Operating Cash Flow is determined and the denominator of which is twelve.

The preceding provisions of this Section 4.13 shall not apply, however, to any Distribution of the net proceeds of any one or more offerings of Notes in an aggregate amount of up to $585.0 million.

ARTICLE FIVE

Noteholders’ Lists and Reports by the Issuer

and the Trustee

SECTION 5.01. Issuer to Furnish Trustee Names and Addresses of Holders.

The Issuer will furnish or cause to be furnished to the Trustee (a) not later than 10 days after each regular record date (as defined in Section 2.03), a list, in such form as the Trustee may reasonably require, of the names and addresses of the holders of each series of the Notes as of such regular record date; provided that the Issuer shall not be obligated to furnish or cause to be furnished such list at any time that the list shall not differ in any respect from the most recent list furnished to the Trustee by the Issuer and (b) at such other times as the Trustee may request in writing within 30 days after the receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; provided, however, no such list need be furnished for any series for which the Trustee shall be the Note Registrar.

SECTION 5.02. Information from Trustee.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Notes contained in the most recent list furnished to it as provided in Section 5.01 and as to the names and addresses of holders of Notes received by the Trustee in its capacity as Note Registrar (if acting in such capacity).

(b) The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

(c) The rights of holders of the Notes to communicate with other holders of the Notes with respect to their rights under this Indenture or under the Notes, and corresponding rights and duties of the Trustee, shall be as provided by Trust Indenture Act § 312.

(d) Each and every holder of Notes, by receiving and holding the same, agrees with the Issuer and the Trustee that neither the Issuer nor the Trustee nor any paying agent nor any Note Registrar shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the holders of Notes in accordance with the provisions of Trust Indenture Act § 312(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Trust Indenture Act § 312(b).

ARTICLE SIX

Remedies of the Trustee and Noteholders

on Event of Default

SECTION 6.01. Event of Default Defined; Acceleration of Maturity; Waiver of Default.

(a) Unless otherwise provided pursuant to Section 2.01 hereof, the Events of Default contained in this Article Six shall apply to each series of the Notes. Whenever used herein with respect to Notes of a particular series, “Event of Default” means any one or more of the following events which has occurred and is continuing:

(i) default in the payment of the principal of (or premium, if any, on) any of the Notes of that series as and when the same becomes due and payable, whether at Stated Maturity, upon redemption, by declaration or otherwise, and continuance of such default for a period of five (5) days;

(ii) default in the payment of any installment of interest upon any of the Notes of that series, as and when the same becomes due and payable, and continuance of such default for a period of 30 days;

(iii) failure on the part of the Issuer duly to observe or perform any other of the covenants or agreements (other than those set forth in Sections 6.01(a)(i) and (ii) above) on the part of the Issuer with respect to that series contained in such Notes or otherwise established with respect to that series of Notes pursuant to Section 2.01 hereof or contained in this Indenture (other than a covenant or agreement that has been expressly included in this Indenture solely for the benefit of one or more series of Notes other than such series) and such failure continues for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied and stating that such notice is a “Notice of Default” hereunder, has been given to the Issuer and the Trustee by the holders of at least 25% in aggregate principal amount of the Notes of that series at the time Outstanding; provided, however, that if such failure is not capable of remedy within such 60-day period, such 60-day period shall be extended by an additional 60 days so long as (i) such failure is subject to cure, and (ii) the Issuer is using all commercially reasonable efforts to cure such failure;

(iv) under or within the meaning of any Bankruptcy Law, the Issuer commences a voluntary case, consents to the entry of an order for relief against it in an involuntary case, consents to the appointment of a bankruptcy custodian of it or for all or substantially all of its property or makes a general assignment for the benefit of its creditors;

(v) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that remains unstayed and in effect for 90 days and that (a) is for relief against the Issuer as debtor in an involuntary case, (b) appoints a bankruptcy custodian of the Issuer or for all or substantially all of its property, or (c) orders its liquidation;

(vi) there has occurred one or more defaults by the Issuer or any of its Subsidiaries in the payment of the principal of (or premium, if any, on) Indebtedness aggregating $75,000,000 or more, when the same becomes due and payable, and such default or defaults have continued after any applicable grace period and have not been cured or waived, and such Indebtedness has been accelerated, or otherwise required to be prepaid or repurchased (other than by regularly scheduled required prepayments), prior to the stated maturity thereof;

(vii) one or more final judgments, decrees or orders of any court, tribunal, arbitration, administrative or other governmental body or similar entity for the payment of money is rendered against the Issuer, any of its Subsidiaries or any of their respective properties in an aggregate amount in excess of $75,000,000 (excluding the amount thereof covered by insurance or a performance or similar bond) and such judgment, decree or order remains unvacated, undischarged and unstayed for more than 90 days, except while being contested in good faith by appropriate proceedings;

(viii) (i) the Issuer files with FERC for the abandonment of the Pipeline, (ii) FERC issues a final, non-appealable order for the abandonment of the Pipeline or (iii) the Issuer otherwise abandons the Pipeline;

(ix) any other Event of Default provided in a supplemental indenture entered into pursuant to Article Nine hereof or provided in a Management Committee Resolution (and set forth in an Officer’s Certificate) under which a series of Notes is issued.

(b) If an Event of Default described in clauses (a)(iv) or (v) above occurs, the principal of all Notes shall automatically become immediately due and payable, anything contained in this Indenture or in the Notes of that series or established with respect to that series pursuant to Section 2.01 hereof to the contrary notwithstanding. Unless the principal of all the Notes of a series shall have already become due and payable, if (a) an Event of Default described in clauses (a)(i) or (ii) above occurs and is continuing, the holders of not less than 25% in aggregate principal amount of the Notes of that series then Outstanding hereunder, or (b) any other Event of Default (other than an Event of Default described in clauses (a)(i), (ii), (iv) and (v) above) occurs and is continuing, the holders of a majority in aggregate principal amount of the Notes of that series then Outstanding hereunder, by notice in writing to the Issuer and to the Trustee, may declare the principal of all the Notes of that series to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything contained in this Indenture or in the Notes of that series or established with respect to that series pursuant to Section 2.01 hereof to the contrary notwithstanding.

(c) The provisions of subsection (b) of this Section 6.01, however, are subject to the condition that if, at any time after the principal of the Notes of that series shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Issuer shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Notes of that series and the principal of (and premium, if any, on) any and all Notes of that series which shall have become due otherwise than by acceleration (with interest upon such principal and premium, if any, and, to the extent that such payment is enforceable under applicable law, upon overdue installments of interest, at the rate per annum expressed in the Notes of that series to the date of such payment or deposit) and the amount payable to the Trustee under Section 7.06, and any and all Events of Default under this Indenture, other than the nonpayment of principal on Notes of that series which shall have become due by acceleration, shall have been remedied or waived as provided in Section 6.06, then and in every such case the holders of a majority in aggregate principal amount of the Notes of that series then Outstanding, by written notice to the Issuer and to the Trustee, may rescind and annul such declaration and its consequences; but no such rescission and annulment shall extend to or shall affect any subsequent default, or shall impair any right consequent thereon.

(d) In case the Trustee shall have proceeded to enforce any right with respect to Notes of that series under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case, subject to any determination in such proceeding, the Issuer and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Issuer and the Trustee shall continue as though no such proceedings had been taken.

SECTION 6.02. Collection of Indebtedness by Trustee; Trustee May Prove Debt.

(a) The Issuer covenants that (1) in case default shall be made in the payment of any installment of interest on any of the Notes of a series, and such default shall have continued for a period of 30 days, or (2) in case default shall be made in the payment of the principal of (or premium, if any, on) any of the Notes of a series when the same shall have become due and payable, whether at the Stated Maturity of the principal of the Notes of a series or upon redemption or upon declaration or otherwise, as and when the same shall have become due and payable, then, upon demand of the Trustee, the Issuer will pay to the Trustee, for the benefit of the holders of the Notes of that series, the whole amount that then shall have become due and payable on all such Notes for principal (and premium, if any) or interest, or both, as the case may be, with interest upon the overdue principal (and premium, if any) and (to the extent that payment of such interest is enforceable under applicable law) upon overdue installments of interest at the rate per annum expressed in the Notes of that series; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, and the amount payable to the Trustee under Section 7.06.

(b) In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Issuer or other obligor upon the Notes of that series and collect in the manner provided by law out of the property of the Issuer or other obligor upon the Notes of that series wherever situated the moneys adjudged or decreed to be payable.

(c) In case of any receivership, insolvency, liquidation, bankruptcy, reorganization, readjustment, arrangement, composition or other judicial proceedings affecting the Issuer, or any other obligor on such Notes, the Trustee shall have power to intervene in such proceedings and take any action therein that may be permitted by the court and shall (except as may be otherwise provided by law) be entitled to file such proofs of claim and other papers and documents as may be necessary or advisable in order to have the claims of the Trustee and of the holders of Notes of such series allowed for the entire amount due and payable by the Issuer or such other obligor under this Indenture, and to collect and receive any moneys or other property payable or deliverable on any such claim, and to distribute the same after the deduction of the amount payable to the Trustee under Section 7.06; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the holders of Notes of that series to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to such Noteholders, to pay to the Trustee any amount due it under Section 7.06.

(d) All rights of action and of asserting claims under this Indenture, or under any of the terms established with respect to Notes of that series, may be enforced by the Trustee without the possession of any of such Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for payment to the Trustee of any amounts due under Section 7.06, be for the ratable benefit of the holders of the Notes of that series.

In case of an Event of Default hereunder, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law, in equity, in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Nothing herein contained shall be deemed to authorize the Trustee to authorize, consent to, accept or adopt on behalf of any Noteholder any plan of reorganization,

arrangement, adjustment or composition affecting the Notes of that series or the rights of any holder thereof or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

SECTION 6.03. Application of Proceeds.

Any moneys collected by the Trustee pursuant to Section 6.02 with respect to a particular series of Notes shall be applied in the order following, at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal (or premium, if any) or interest, upon presentation of the several Notes of that series, and stamping (or otherwise noting) thereon the payment, if only partially paid, and upon surrender thereof if fully paid:

FIRST: To the payment of costs and expenses of collection and of all amounts payable to the Trustee under Section 7.06;

SECOND: In case the principal of the Notes in respect of which moneys have been collected shall not have become and be then due and payable, to the payment of overdue interest on such Notes in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the rate or rates of interest specified in such Notes, such payments to be made ratably to the Persons entitled thereto, without discrimination or preference;

THIRD: In case the principal of the Notes in respect of which moneys have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all such Notes for principal, premium due, if any, and interest, with interest upon the overdue principal, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the rate or rates of interest specified in such Notes; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon such Notes, then to the payment of such principal and interest, without preference or priority of principal over interest, or of interest over principal, or of any installment of principal or interest over any other installment of principal or interest, ratably to the aggregate of such principal and accrued and unpaid interest; and

FOURTH: To the Issuer.

SECTION 6.04. Limitation of Suits by Noteholders.

No holder of any Note of any series shall have any right by virtue or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy under this Indenture or the Notes, unless such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof with respect to Notes of that series specifying such Event of Default, as provided under this Indenture or the Notes, and unless also the holders of not less than (a) 25% in the aggregate principal amount of the Notes of such series then Outstanding in the case of an Event of Default under Section 6.01(a)(i) or (ii), or (b) 51% in aggregate principal amount of the Notes of such series then Outstanding in case of an Event of Default other than under Section 6.01(a)(i), (ii), (iv) and (v) shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as trustee hereunder and shall have offered to the Trustee such security or indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 60 days after its receipt of such notice, request and offer of security or indemnity, shall have failed to institute any such action, suit or proceeding and during such 60-day period, Noteholders of a majority in aggregate principal amount of the then Outstanding Notes do not give the Trustee a direction inconsistent with such request; it being understood and intended, and being expressly covenanted by the taker and holder of every Note of that series with every other such taker and holder and the Trustee, that no one or more holders of Notes of that series shall have any right in any manner whatsoever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of the holders of any other of such Notes (it being understood that, subject to the provisions of Section 7.01, the Trustee shall have no affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Noteholders), or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Notes of that series. For the protection and enforcement of the provisions of this Section, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provisions of this Indenture, however, the right of any holder of any Note to receive payment of the principal of and interest on such Note, as therein provided, on or after the respective due dates expressed in such Note (or in the case of redemption, on the redemption date), or to institute suit for the enforcement of any such payment on or after such respective dates or redemption date, shall not be impaired or affected without the consent of such holder.

SECTION 6.05. Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default.

(a) Subject to the provisions of Section 6.04, all powers and remedies given by this Article to the Trustee or to the Noteholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any others thereof or of any other powers and remedies available to the Trustee or the holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture or otherwise established with respect to such Notes.

(b) No delay or omission of the Trustee or of any holder of any of the Notes to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed as a waiver of any such default or an acquiescence therein; and, subject to the provisions of Section 6.04, every power and remedy given by this Article or by law to the Trustee or to the holders of Notes may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the holders of Notes.

SECTION 6.06. Control by Noteholders.

The holders of a majority in aggregate principal amount of the Notes of any series at the time Outstanding, determined in accordance with Section 8.04, shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to that series; provided, however, that such direction shall not be in conflict with any rule of law or with this Indenture or unduly prejudicial to the rights of holders of Notes of any other series at the time Outstanding determined in accordance with Section 8.04 not parties thereto (and, subject to the provisions of Section 7.01, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer or Officers of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability against which indemnification would not be satisfactory). The holders of a majority in aggregate principal amount of the Notes of a series at the time Outstanding affected thereby, determined in accordance with Section 8.04, may on behalf of the holders of all of the Notes of such series, waive any past default or Event of Default in the performance of any of the covenants contained herein or established pursuant to Section 2.01 with respect to such series and its consequences, except a default in the payment of the principal of, or premium, if any, or interest on, any of the Notes of that series as and when the same becomes due by the terms of such Notes, which default may be waived by the unanimous consent of the holders affected. Upon any such waiver, the default covered thereby shall be deemed to be cured for all purposes of this Indenture and the Issuer, the Trustee and the holders of the Notes of that series shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 6.07. Notice of Defaults.

The Trustee shall, within 90 days after the occurrence of a Default or Event of Default with respect to a particular series of Notes, transmit by mail, first-class postage prepaid, to the holders of Notes of that series, as their names and addresses appear upon the Note Register, notice of all Defaults or Events of Default with respect to that series actually known to the Trustee, unless such Defaults of Events of Default shall have been cured or waived before the giving of such notice; provided, that, except in the case of default in the payment of the principal of (or premium, if any) or interest on any of the Notes of that series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the holders of Notes of that series.

The Trustee shall not be deemed to have knowledge of any Default or Event of Default, except (i) a Default or Event of Default under Section 6.01(a)(i) or (a)(ii) as long as the Trustee is acting as paying agent for such series of Notes or (ii) any Default or Event of Default as to which the Trustee shall have received written notice in accordance with Section 13.03 from the Issuer or any holder of the Notes, or a Responsible Officer charged with the administration of this Indenture shall have actual knowledge or obtained written notice from the Issuer or any such holder.

SECTION 6.08. Undertaking for Costs.

All parties to this Indenture agree, and each holder of any Notes by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, that the provisions of this Section shall not apply to (a) any suit instituted by the Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, holding more than 25% in aggregate principal amount of the Outstanding Notes of any series, or (c) any suit instituted by any Noteholder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Note of such series, on or after the respective due dates expressed in such Note or established pursuant to this Indenture.

ARTICLE SEVEN

Concerning the Trustee

SECTION 7.01. Duties and Responsibilities of the Trustee Prior to and During Event of Default.

(a) The Trustee, prior to the occurrence of an Event of Default with respect to Notes of a series and after the curing of all Events of Default with respect to Notes of that series which may have occurred, shall undertake to perform with respect to Notes of that series such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants shall be read into this Indenture against the Trustee. In case an Event of Default with respect to Notes of a series has occurred (which has not been cured or waived), the Trustee shall exercise with respect to Notes of that series such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent individual would exercise or use under the circumstances in the conduct of his or her own affairs.

(b) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1) (x) the duties and obligations of the Trustee shall with respect to Notes of any series be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable with respect to Notes of that series except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (y) in the absence of bad faith on the part of the Trustee, the Trustee may with respect to Notes of that series conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein);

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in aggregate principal amount of the Notes of any series (or the direction of each Noteholder of any series when such consent is specifically required pursuant to Article Nine hereof) at the time Outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture with respect to the Notes of that series; and

(4) none of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur or risk personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

(c) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01.

SECTION 7.02. Certain Rights of the Trustee.

Except as otherwise provided in Section 7.01:

(a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by a Management Committee Resolution or an instrument signed in the name of the Issuer by an Authorized Person (unless other evidence in respect thereof is specifically prescribed herein);

(c) before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both covering such customary matters as the Trustee shall reasonably request; the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel; and the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Noteholders, pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby; nothing herein contained shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default with respect to a series of the Notes (which has not been cured or waived) to exercise with respect to Notes of that series such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exercise, as a prudent individual would exercise or use under the circumstances in the conduct of his own affairs;

(e) if an Event of Default shall have occurred and be continuing, the Trustee shall be under no obligation to follow any request, order or direction of the Issuer if in the reasonable judgment of the Trustee the following of such request, order or direction would not be in the best interests of all the holders;

(f) the Trustee shall not be liable for any action taken or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(g) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security, or other papers or documents, unless requested in writing to do so by the holders of a majority in aggregate principal amount of the Outstanding Notes of the particular series affected thereby (determined as provided in Section 8.04); provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable security or indemnity against such costs, expenses or liabilities as a condition to so proceeding; and the documented expenses reasonably incurred of every such examination shall be paid by the Issuer or, if paid by the Trustee, shall be repaid by the Issuer upon demand;

(h) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(i) the Trustee may (but shall not be required to) at any time bring an action on behalf of the holders of Notes against third parties;

(j) in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(k) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture;

(l) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(m) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder; and

(n) the Trustee may request that the Issuer deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

SECTION 7.03. Trustee Not Responsible for Recitals, Disposition of Securities or Application of Proceeds Thereof.

(a) The recitals contained herein and in the Notes (other than the Certificate of Authentication on the Notes) shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same.

(b) The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes.

(c) The Trustee shall not be accountable for the use or application by the Issuer of any of the Notes or of the proceeds of the Notes, or for the use or application of any moneys paid over by the Trustee in accordance with any provision of this Indenture or established pursuant to Section 2.01, or for the use or application of any moneys received by any paying agent other than the Trustee.

SECTION 7.04. Trustee and Agents May Hold Securities; Collections, etc.

The Trustee or any paying agent or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, paying agent or Note Registrar.

SECTION 7.05. Moneys Held by Trustee.

Subject to the provisions of Section 11.06, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any moneys received by it hereunder except such as it may agree in writing with the Issuer to pay thereon.

SECTION 7.06. Compensation and Indemnification of Trustee and its Prior Claim.

(a) The Issuer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as the Issuer and the Trustee may agree upon (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust and may provide for adjustments from time to time) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and the Issuer will pay or reimburse the Trustee upon its request for all reasonable documented expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence, willful misconduct or bad faith. The Issuer also covenants to indemnify each of the Trustee and its officers, directors, employees, representatives and agents for, and to hold it harmless against, any loss, damage, claim, liability or expense incurred without negligence, willful misconduct or bad faith on its part and arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses reasonably incurred in enforcing this Indenture against the Issuer and defending itself against any claim (whether asserted by the Issuer, any holder of Notes or any other Person) or liability in connection with the exercise or performance of any of the powers or duties of the Trustee hereunder.

The Trustee will notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer will not relieve the Issuer of its indemnity obligations hereunder except to the extent the Issuer is materially prejudiced thereby. The Issuer will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Issuer will pay the reasonable fees and expenses of such counsel. The Issuer need not pay for any settlement made without its prior written consent, which consent will not be unreasonably withheld.

(b) The obligations of the Issuer under this Section to compensate and indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the termination of this Indenture and the resignation or removal of the Trustee. Such additional indebtedness shall be a senior lien to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Notes, and the Notes are hereby subordinated to each such senior lien.

(c) Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services in connection with an Event of Default, the expenses (including the reasonable charges and expenses of its counsel) and compensation for its services are intended to constitute expenses of administration under applicable federal or state bankruptcy, insolvency or similar law.

SECTION 7.07. Right of Trustee to Rely on Officer’s Certificate, etc..

Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting to take any action hereunder, it shall be entitled to receive, and such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence, willful misconduct or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee and such certificate, in the absence of negligence, willful misconduct or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted to be taken by it under the provisions of this Indenture upon the faith thereof.

SECTION 7.08. Conflicting Interest.

If the Trustee has acquired or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

SECTION 7.09. Persons Eligible for Appointment as Trustee.

There shall at all times be a Trustee with respect to the Notes issued hereunder which shall at all times be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or other Person permitted to act as trustee by the Commission, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50 million, and subject to supervision or examination by federal, state, territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Issuer may not, nor may any Affiliate of the Issuer, serve as Trustee. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.10.

SECTION 7.10. Resignation and Removal; Appointment of Successor Trustee.

(a) The Trustee or any successor hereafter appointed may at any time resign with respect to the Notes of one or more series by giving written notice thereof to the Issuer and by transmitting notice of resignation by mail, first-class postage prepaid, to the holders of Notes of that series, as their names and addresses appear upon the Note Register. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee with respect to Notes of that series by written instrument, in duplicate, executed by order of the Management Committee, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning Trustee may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor trustee with respect to Notes of that series. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) In case at any time any of the following shall occur:

(1) the Trustee shall fail to comply with the provisions of Section 7.08 after written request therefor by the Issuer or by any holder of Notes who has been a bona fide holder of a Note or Notes for at least six months; or

(2) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.09 and shall fail to resign after written request therefor by the Issuer or by any such holders of Notes; or

(3) the Trustee shall become incapable of acting, shall be adjudged a bankrupt or insolvent, a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Issuer may remove the Trustee with respect to all Notes and appoint a successor trustee by written instrument, in duplicate, executed by order of the Management Committee, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.08, unless the Trustee’s duty to resign is stayed as provided herein, any holder of Notes who has been a bona fide holder of a Note or Notes for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee. If a notice of removal shall have been delivered to the Trustee and no successor trustee shall have been appointed and have accepted appointment within 30 days after the Trustee’s receipt of such notice of removal, the Trustee may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor trustee.

(c) The holders of a majority in aggregate principal amount of the Notes of any series at the time Outstanding may at any time remove the Trustee with respect to that series by giving the Trustee written notice of removal and thereupon appoint a successor trustee. If a notice of removal shall have been delivered to the Trustee and no successor trustee shall have been appointed and have accepted appointment within 30 days after the Trustee’s receipt of such notice of removal, the Trustee may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor trustee.

(d) The Company may at any time remove the Trustee with respect to the Notes of any particular series by giving the Trustee written notice of removal and thereupon appoint a successor trustee, provided that (i) no Default exists at time of such removal, (ii) such Trustee was not appointed by the holders pursuant to Section 7.10(c) and (iii) the corporate trust business of the successor Trustee is of nationally recognized standing. If a notice of removal shall have been delivered to the Trustee and no successor trustee shall have been appointed and have accepted appointment within 30 days after the Trustee’s receipt of such notice of removal, the Trustee may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor trustee.

(e) Any resignation or removal of the Trustee and appointment of a successor trustee with respect to the Notes of a series pursuant to any of the provisions of this Section 7.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.11.

(f) Any successor trustee appointed pursuant to this Section 7.10 may be appointed with respect to the Notes of one or more series or all of such series, and at any time there shall be only one Trustee with respect to the Notes of any particular series.

SECTION 7.11. Acceptance of Appointment by Successor.

(a) In case of the appointment hereunder of a successor trustee with respect to all Notes, every such successor trustee so appointed shall execute, acknowledge and deliver to the Issuer and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Issuer or the successor trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor trustee all the rights, powers, and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor trustee all property and money held by such retiring Trustee hereunder, subject to any prior lien provided for in Section 7.06(b).

(b) In case of the appointment hereunder of a successor trustee with respect to the Notes of one or more (but not all) series, the Issuer, the retiring Trustee and each successor trustee with respect to the Notes of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor trustee shall accept such appointment and which shall (1) contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes of that or those series to which the appointment of such successor trustee relates, (2) contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee and (3) add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust, that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee and that no Trustee shall be responsible for any act or failure to act on the part of any other Trustee hereunder, and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein, such retiring Trustee shall with respect to the Notes of that or those series to which the appointment of such successor trustee relates have no further responsibility for the exercise of rights and powers or for the performance of the duties and obligations vested in the Trustee under this Indenture, and each such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes of that or those series to which the appointment of such successor trustee relates; but, on request of the Issuer or any successor trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor trustee, to the extent contemplated by such supplemental indenture, the property and money held by such retiring Trustee hereunder with respect to the Notes of that or those series to which the appointment of such successor trustee relates.

(c) Upon request of any such successor trustee or retiring Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section 7.11, as the case may be.

(d) No successor trustee shall accept its appointment unless at the time of such acceptance such successor trustee shall be qualified and eligible under this Article Seven.

(e) Upon acceptance of appointment by a successor trustee as provided in this Section 7.11, the Issuer shall transmit notice of the succession of such trustee hereunder by mail, first-class postage prepaid, to the Noteholders, as their names and addresses appear upon the Note Register. If the Issuer fails to transmit such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be transmitted at the expense of the Issuer.

SECTION 7.12. Merger, Conversion, Consolidation or Succession to Business of Trustee.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be qualified under the provisions of Section 7.08 and eligible under the provisions of Section 7.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

SECTION 7.13. Preferential Collection of Claims Against Issuer.

If and when the Trustee shall become a creditor of the Issuer (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Issuer (or any other obligor upon the Notes).

ARTICLE EIGHT

Concerning the Noteholders

SECTION 8.01. Acts of Noteholders.

Whenever in this Indenture it is provided that the holders of a majority or specified percentage in aggregate principal amount of the Notes of a particular series may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the holders of such majority or specified percentage of that series have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by such holders of Notes of that series in person or by agent or proxy appointed in writing or (b) in the case of Notes evidenced by Global Notes, by an electronic transmission or other message, whether or not in written format, that complies with the Applicable Procedures.

If the Issuer shall solicit from the holder of Notes of any series any request, demand, authorization, direction, notice, consent, waiver or other action, the Issuer may, at its option, as evidenced by an Officer’s Certificate, fix in advance a record date for that series for the determination of holders of Notes entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Issuer shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after the record date, but only the holders of Notes of record at the close of business on the record date shall be deemed to be holders of Notes for the purposes of determining whether holders of Notes of the requisite proportion of Outstanding Notes of that series have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the Outstanding Notes of that series shall be computed as of the record date; provided that no such authorization, agreement or consent by such holders of Notes on the record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

SECTION 8.02. Trustee May Require Proof of Ownership.

Subject to the provisions of Section 7.01, proof of the execution of any instrument by a holder of Notes (such proof will not require notarization) or his, her or its agent or proxy and proof of the holding by any Person of any of the Notes shall be sufficient if made in the following manner:

(a) the fact and date of the execution by any such Person of any instrument may be proved in any reasonable manner acceptable to the Trustee;

(b) the ownership of Notes shall be proved by the Note Register of such Notes or by a certificate of the Note Registrar thereof; or

(c) the Trustee may require such additional proof of any matter referred to in this Section 8.02 as it shall deem necessary.

SECTION 8.03. Noteholders to be Treated as Owners.

Prior to the due presentment for registration of transfer of any Note, the Issuer, the Trustee, any paying agent and any Note Registrar may deem and treat the Person in whose name such Note shall be registered upon the books of the Issuer as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notice of ownership or writing thereon made by anyone other than the Note Registrar) for the purpose of receiving payment of or on account of (subject to Section 2.03) the principal of and premium, if any, and (also subject to Section 2.03) interest on such Note and for all other purposes; and neither the Issuer nor the Trustee nor any paying agent nor any Note Registrar shall be affected by any notice to the contrary. All such payments so made to any such Person, or upon such Person’s order, shall be valid and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon or in respect of any such Note.

SECTION 8.04. Notes Held by Issuer Deemed Not Outstanding.

In determining whether the holders of the requisite aggregate principal amount of the Notes of a particular series have concurred in any direction, consent or waiver under this Indenture, Notes of that series which are owned by the Issuer or any Affiliate of the Issuer or any other obligor on the Notes of that series shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the

Trustee shall be protected in relying on any such direction, consent or waiver, only Notes of such series which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned may be regarded as Outstanding for the purposes of this Section 8.04, if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not an Affiliate of the Issuer or any such other obligor. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

SECTION 8.05. Right of Revocation of Action Taken.

At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the holders of the majority or percentage in aggregate principal amount of the Notes of a particular series specified in this Indenture in connection with such action, any holder of a Note of that series which is shown by the evidence to be included in the Notes the holders of which have consented to such action may, by filing written notice with the Trustee, and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the holder of any Note shall be conclusive and binding upon such holder and upon all future holders and owners of such Note, and of any Note issued in exchange therefor, on registration of transfer thereof or in place thereof, irrespective of whether or not any notation in regard thereto is made upon such Note. Any action taken by the holders of a majority or percentage in aggregate principal amount of the Notes of a particular series specified in this Indenture in connection with such action shall be conclusively binding upon the Issuer, the Trustee and the holders of all the Notes of that series.

ARTICLE NINE

Supplemental Indentures

SECTION 9.01. Supplemental Indentures Without Consent of Noteholders.

The Issuer, when authorized by a Management Committee Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto, without the consent of the Noteholders, for one or more of the following purposes:

(a) to evidence the succession of another Person to the Issuer, and the assumption by any such successor of the covenants of the Issuer contained herein or otherwise established with respect to the Notes;

(b) to add to the covenants of the Issuer such further covenants for the protection of the holders of the Notes of all or any series as the Management Committee and the Trustee shall consider to be for the protection of the holders of Notes of all or any series, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants an Event of Default with respect to that series permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenant or Event of Default, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults), may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default or may limit the right of the holders of a majority in aggregate principal amount of the Notes of such series to waive such default;

(c) to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture as are not inconsistent with the provisions of this Indenture and in all such cases do not adversely affect the interests of the holders of the Notes of any series in any material respect;

(d) to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall become effective only when there is no Note Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

(e) to modify or supplement this Indenture in such manner as to permit the qualification thereof under the Trust Indenture Act or any other similar federal statute hereafter in effect;

(f) to issue any Notes with original issue discount;

(g) to establish the forms or terms of Notes of any series as permitted by Section 2.01; or

(h) to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Notes of one or more series and to add to or change any of the provisions of this Indenture as is necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 7.11.

The Trustee is hereby authorized to join with the Issuer in the execution of any such supplemental indenture, and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 9.01 may be executed by the Issuer and the Trustee without the consent of the holders of any of the Notes at the time Outstanding, notwithstanding any of the provisions of Section 9.02.

SECTION 9.02. Supplemental Indentures With Consent of Noteholders.

With the consent (evidenced as provided in Section 8.01) of the holders of a majority in aggregate principal amount of the Notes of each series affected by such supplemental indenture or indentures at the time Outstanding, the Issuer, when authorized by a Management

Committee Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Notes of that series under this Indenture; provided, however, that no such supplemental indenture may (i) change the fixed maturity of any Notes of any series, or alter or waive any of the provisions with respect to the redemption of the Notes, alter or waive any provisions relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of, or interest or premium, if any, on, the Notes, reduce the principal amount thereof, reduce the rate or extend the time of payment of interest (including default interest) thereon, reduce any premium (including the Make-Whole Premium) payable upon the redemption thereof, waive a Default or Event of Default in the payment of principal of, or premium, if any, or interest on, the Notes (except a rescission of acceleration of the Notes of a series by holders of at least a majority in aggregate principal amount of the then Outstanding Notes of such series and a waiver of the payment default that resulted from such acceleration), change the currency in which any payment on the Notes is payable or impair the right to institute suit for the enforcement of any such payment on or after the date such payment is due; (ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, or modify any provision of Section 6.01(c) (except to increase the percentage of the principal amount of Notes required to rescind and annul any declaration of amounts due and payable under the Notes) or (iii) make any change in the preceding amendment and waiver provisions, without the consent of the holder of each Note then Outstanding and affected thereby.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Notes, or which modifies the rights of the holders of Notes of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the holders of Notes of any other series.

Upon the request of the Issuer, accompanied by a Management Committee Resolution authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of holders of Notes required to consent thereto as aforesaid, the Trustee shall join with the Issuer in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such supplemental indenture.

It shall not be necessary for the consent of the holders of Notes of any series affected thereby under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to the provisions of this Section 9.02, the Issuer shall prepare and transmit by mail, first-class postage prepaid, a notice, setting forth in general terms the substance of such supplemental indenture, to the holders of Notes of the series affected thereby as their names and addresses appear upon the Note Register. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 9.03. Effect of Supplemental Indenture.

Upon the execution of any supplemental indenture pursuant to the provisions of this Article Nine, this Indenture shall, with respect to that series, be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuer and the holders of Notes of the series affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

SECTION 9.04. Notation of Notes in Respect of Supplemental Indenture.

Notes of any series affected by a supplemental indenture, authenticated and delivered after the execution of such supplemental indenture pursuant to the provisions of this Article Nine, may bear a notation in form approved by the Issuer, provided such form meets the requirements of any exchange upon which such series may be listed, as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Notes of that series so modified as to conform, in the opinion of the Management Committee, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Issuer, authenticated by the Trustee and delivered in exchange for the Notes of that series then Outstanding.

SECTION 9.05. Documents to be Given to Trustee.

The Issuer shall furnish to the Trustee an Opinion of Counsel stating that any supplemental indenture executed pursuant to this Article Nine is authorized or permitted by, and conforms to, the terms of this Article Nine and that it is proper for the Trustee under the provisions of this Article Nine to join in the execution thereof, and the Trustee, subject to the provisions of Section 7.01, may conclusively rely upon such Opinion of Counsel.

ARTICLE TEN

Consolidation, Merger and Sale

SECTION 10.01. Consolidation, Merger and Sale of Substantially all of Issuer’s Assets.

Nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of the Issuer with or into any other Person (whether or not Affiliated with the Issuer), or successive consolidations or mergers in which the Issuer or its successor or successors shall be a party or parties, or shall prevent any sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the assets or other property of the Issuer or its successor or successors to any other Person (whether or not Affiliated with the Issuer or its successor or successors), provided that (i) no Event of Default shall result from such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition and (ii) the Issuer is the surviving or continuing entity, or (if the Issuer is not the surviving or continuing entity) the surviving or continuing entity or the entity that acquires the Issuer’s assets by sale, assignment, conveyance, transfer or lease or other disposition is organized in the United States of America and expressly assumes in accordance with Section 10.02(a) the payment and performance of all obligations of the Issuer under this Indenture and the Notes.

SECTION 10.02. Successor Person Substituted.

(a) In case of any such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes of all series Outstanding and the due and punctual performance of all of the covenants and conditions of this Indenture or established with respect to each series of the Notes pursuant to Section 2.01 to be performed by the Issuer with respect to each series, such successor Person shall succeed to and be substituted for the Issuer, with the same effect as if it had been named herein as the party of the first part, and thereupon the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Notes, except the provisions of Section 7.06 to the extent such provisions relate to matters occurring before any such consolidation, merger, sale, assignment, conveyance, transfer or other disposition. Such successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of the Issuer or any other predecessor obligor on the Notes, any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuer and delivered to the Trustee; and, upon the order of such successor company, instead of the Issuer, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Notes which previously shall have been signed and delivered by the officers of the predecessor Issuer or its managing member to the Trustee for authentication, and any Notes which such successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof.

(b) In case of any such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

(c) Nothing contained in this Indenture or in any of the Notes shall prevent the Issuer from merging into itself or acquiring by purchase or otherwise all or any part of the Property of any other Person (whether or not Affiliated with the Issuer).

SECTION 10.03. Opinion of Counsel to Trustee.

The Trustee, subject to the provisions of Section 7.01, shall receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer, lease or other disposition, and any such assumption, comply with the provisions of this Article Ten.

ARTICLE ELEVEN

Satisfaction and Discharge of Indenture;

Unclaimed Moneys

SECTION 11.01. Satisfaction and Discharge of Indenture.

If at any time: (a) the Issuer shall have delivered to the Trustee for cancellation all Notes of a series theretofore authenticated (other than any Notes which have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.08 and Notes for whose payment money or Governmental Obligations have theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 11.06) or (b) all such Notes of a particular series not theretofore delivered to the Trustee for cancellation have become due and payable or are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee and, in either such case, the Issuer deposits or causes to be deposited with the Trustee as trust funds the entire amount in moneys sufficient to pay at maturity or upon redemption all Notes of that series not theretofore delivered to the Trustee for cancellation, including principal (and premium, if any) and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be, and if (i) the Issuer has paid or cause to be paid all other sums payable hereunder with respect to that series and (ii) the Issuer delivers an Opinion of Counsel and an Officer’s Certificate to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied, then this Indenture shall thereupon cease to be of further effect with respect to that series except for the provisions of Sections 2.06, 2.08, 4.02 and 7.10, which shall survive until the date of maturity or redemption date, as the case may be, and Sections 7.06 and 11.06 which shall survive to such date and thereafter, and the Trustee, on demand of the Issuer and at the cost and expense of the Issuer, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture with respect to such series.

SECTION 11.02. Covenant Defeasance.

If at any time all Notes of a particular series not heretofore delivered to the Trustee for cancellation, or which have not become due and payable or are to be called for redemption within one year as described in Section 11.01, have been paid by the Issuer by depositing irrevocably with the Trustee as trust funds (1) moneys, (2) Governmental Obligations or (3) a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay at maturity or upon redemption all such Notes of that series not theretofore delivered to the Trustee for cancellation, including principal (and premium, if any) and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be, and if (i) no Default or Event of Default has occurred and is continuing on the date of such deposit, (ii) the Issuer has paid or caused to be paid all other sums payable hereunder with respect to that series, (iii) such covenant defeasance under this Section 11.02 will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound and (iv) the Issuer delivers an Opinion of Counsel and an Officer’s Certificate to the Trustee stating that all conditions precedent to such covenant defeasance have been satisfied and (in the case of the Officer’s Certificate) that the deposit was not made by the Issuer with the intent of preferring the Noteholders over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or others; then after the date such moneys or Governmental Obligations, as the case may be, are deposited with the Trustee the obligations of the Issuer under this Indenture with respect to such series shall cease to be of further effect except for the provisions of Sections 2.06, 2.08, 4.01, 4.02, 4.04, 4.06, 4.07, 4.10, 7.06, 7.10, 10.01, 10.02 and 11.06 hereof which shall survive until such Notes shall mature and be paid. Thereafter, Sections 7.06 and 11.06 shall survive. The release of the Issuer from its obligations under this Indenture, as provided for in this Section 11.02, shall be subject to the further condition that the Issuer first shall have caused to be delivered to the Trustee an Opinion of Counsel to the effect that Noteholders of a series with respect to which a deposit has been made in accordance with this Section 11.02 will not realize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and release, and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and release had not occurred.

SECTION 11.03. Legal Defeasance and Discharge.

If, in addition to satisfying the conditions set forth in Section 11.02 (except for the requirement of an Opinion of Counsel), the Issuer (i) delivers to the Trustee an Opinion of Counsel to the effect that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of this Indenture there has been a change in applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Noteholders of a series with respect to which a deposit has been made in accordance with Section 11.02 will not realize income, gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred, and (ii) the deposit shall not result in the Issuer, the Trustee or the trust being deemed an “investment company” under the Investment Company Act of 1940, as amended, then, in such event, the Issuer will be deemed to have paid and discharged the entire indebtedness on that series and the holders thereof shall thereafter be entitled to receive payment solely from the trust fund described in Section 11.02 above.

SECTION 11.04. Deposited Money and Governmental Obligations to be Held in Trust.

All moneys or Governmental Obligations deposited with the Trustee pursuant to Section 11.01 or 11.02 shall be held in trust and shall be available for payment as due, either directly or through any paying agent (including the Issuer acting as its own paying agent), to the holders of the particular series of Notes for the payment or redemption of which such moneys or Governmental Obligations have been deposited with the Trustee, but such moneys need not be segregated from other funds except to the extent required by law.

The Issuer will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Obligations deposited pursuant to Section 11.01 and 11.02 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the holders of the Outstanding Notes.

SECTION 11.05. Deposited Moneys Held in Trust.

In connection with the satisfaction and discharge of this Indenture or any defeasance under Section 11.02 or 11.03 all moneys or Governmental Obligations then held by any paying agent under the provisions of this Indenture shall, upon demand of the Issuer, be repaid to the Issuer or paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys or Governmental Obligations.

SECTION 11.06. Repayment to the Issuer.

Any moneys or Governmental Obligations deposited with any paying agent or the Trustee, or then held by the Issuer, in trust for payment of principal of or premium or interest on the Notes of a particular series that are not applied but unclaimed by the holders of such Notes for at least two years after the date upon which the principal of (and premium, if any, including without limitation any Make-Whole Premium) or interest on such Notes shall have respectively become due and payable, shall, upon written notice from the Issuer, be repaid to the Issuer or (if then held by the Issuer) shall be discharged from such trust; and thereupon the paying agent and the Trustee shall be released from all further liability with respect to such moneys or Governmental Obligations, and the holder of any of the Notes entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Issuer for the payment thereof and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that, if any Notes of such series then Outstanding are in certificated form, the Trustee or such Paying Agent, before being required to make any such repayment, shall, if so directed pursuant to an Officer’s Certificate, cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York notice that such moneys or Governmental Obligations remain unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such moneys or Governmental Obligations then remaining will be repaid to the Issuer.

SECTION 11.07. Reinstatement.

If the Trustee or paying agent is unable to apply any moneys or Government Obligations in accordance with Section 11.01 or 11.02 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this Indenture and the Notes will be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 or 11.02 hereof until such time as the Trustee or paying agent is permitted to apply all such money in accordance with Section 11.01 or 11.02 hereof, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, or interest on, any Note following the reinstatement of its obligations, the Issuer will be subrogated to the rights of the Noteholders of such Notes to receive such payment from the money held by the Trustee or paying agent.

SECTION 11.08. Excess Funds.

Anything in this Article Eleven to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any moneys or Governmental Obligations held by it as provided in Section 11.01 or 11.02 which, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 11.01 or 11.02, as applicable), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent satisfaction and discharge, covenant defeasance or legal defeasance and discharge of the applicable series.

ARTICLE TWELVE

Immunity of Stockholders, Members, Officers and Directors

SECTION 12.01. Stockholders, Members, Officers and Directors of Issuer Exempt from Individual Liability.

No recourse under or upon any obligation, covenant or agreement of this Indenture or of any Note, or for any claim based thereon or otherwise in respect thereof, shall be had against any stockholder, Member, Sponsor, employee, manager, Affiliate, officer or director, past, present or future as such, of any stockholder, Member or Sponsor or of the Issuer or any predecessor or successor of the Issuer, either directly or through the Issuer or any such predecessor or successor of the Issuer, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely obligations of the Issuer, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the stockholders, Members, Sponsors, employees, managers, Affiliates, officers or directors as such, of any stockholder, Member or Sponsor or of the Issuer, or of any predecessor or successor of the Issuer, or any of them, because of the creation of the indebtedness hereby or thereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Notes or implied therefrom; and that any and all such personal liability of every name and nature, either at common law, in equity or by constitution or statute, of, and any and all such rights and claims against, every such stockholder, Member, Sponsor, employee, manager, Affiliate, officer or director as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Notes or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of such Notes.

ARTICLE THIRTEEN

Miscellaneous Provisions

SECTION 13.01. Trust Indenture Act.

This Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

SECTION 13.02. Successors and Assigns of Issuer.

All the covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of the Issuer shall bind its successors and assigns, whether so expressed or not.

Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Issuer shall and may be done and performed with like force and effect by the corresponding board, committee or officer of any Person or the equivalent governing body of any successor entity that shall at the time be the lawful sole successor of the Issuer.

SECTION 13.03. Notices and Demands on Issuer, Trustee and Noteholders.

Any notice or communication by the Issuer or the Trustee to the others is duly given if in writing in the English language and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuer:

Maritimes & Northeast Pipeline, L.L.C.

c/o M&N Management Company

Waltham Woods Corporate Center

890 Winter Street, Suite 300

Waltham, Massachusetts 02451

Facsimile No.: (617) 560-1552

Attention: Assistant Secretary

If to the Trustee:

Deutsche Bank Trust Company Americas

60 Wall Street, 27th Floor

Mail Stop: NYC60-2710

New York, New York 10005

Facsimile No.: (732) 578-4635

Attention: Trust & Securities Services

With a copy to:

Deutsche Bank National Trust Company

For Deutsche Bank Trust Company Americas

25 DeForest Avenue, Mail Stop SUM01-0105

Summit, New Jersey 07901

Facsimile No.: (732) 578-4635

Attention: Trust & Securities Services

The Issuer or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to holders of Notes) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; as indicated on the signed receipt, when sent by first class mail, certified, registered, or “return receipt requested”; when receipt acknowledged, if transmitted by facsimile, or on the next Business Day, if transmitted after business hours; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Noteholder will be mailed by first class mail, certified or registered, return receipt requested, or sent by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Note Registrar. Any notice or communication will also be so mailed to any Person described in Trust Indenture Act § 313(c), to the extent required by the Trust Indenture Act. Failure to mail a notice or communication to a Noteholder or any defect in it will not affect its sufficiency with respect to other Noteholders.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

If a notice or communication is sent in the manner provided above it shall be deemed duly delivered within the time periods set forth above, whether or not the addressee receives it.

SECTION 13.04. GOVERNING LAW; WAIVER OF JURY TRIAL.

THE LAWS OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES.

EACH OF THE ISSUER AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 13.05. Officer’s Certificates and Opinions of Counsel; Statements to be Contained Therein.

(a) Upon any application or demand by the Issuer to the Trustee to take any action under any of the provisions of this Indenture, at the request of the Trustee, the Issuer shall furnish to the Trustee an Officer’s Certificate, in a form reasonably satisfactory to the Trustee, stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel, in a form reasonably satisfactory to the Trustee, stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture, relating to such particular application or demand, no additional certificate or opinion need be furnished.

(b) Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant in this Indenture (other than the certificates provided pursuant to Section 4.06 of this Indenture) shall include (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

SECTION 13.06. Opinion of Counsel Required.

Simultaneously with the execution of this Indenture, the Issuer shall deliver to the Trustee an Opinion of Counsel stating that, in the opinion of such counsel, this Indenture has been duly authorized by and lawfully executed and delivered on behalf of the Issuer, is in full force and effect and is legal, valid and binding upon the Issuer in accordance with its terms, except to the extent limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights.

SECTION 13.07. Legal Holidays.

Except as provided pursuant to Section 2.01 pursuant to a Management Committee Resolution, and as set forth in an Officer’s Certificate, or established in one or more indentures supplemental to this Indenture, in any case where the date of maturity of interest or principal of any Note or the date of redemption of any Note shall not be a Business Day, then payment of interest or principal (and premium, if any) may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of maturity or redemption, and no interest shall accrue for the period after such nominal date.

SECTION 13.08. Counterparts.

This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 13.09. Severability Clause.

In case any one or more of the provisions contained in this Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or of such Notes, but this Indenture and such Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 13.10. No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.11. Table of Contents, Headings, etc.

The Table of Contents and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

SECTION 13.12. U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The Issuer agrees that it will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

SECTION 13.13. Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Deutsche Bank Trust Company Americas, as Trustee, hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions hereinabove set forth.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

MARITIMES & NORTHEAST PIPELINE, L.L.C.

By:	M&N Management Company, its Managing Member

By:	/s/ Allen Capps
Name:	Allen Capps
Title:	Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	/s/ Annie Jaghatspanyan
Name:	Annie Jaghatspanyan
Title:	Vice President

By:	/s/ Wanda Camacho
Name:	Wanda Camacho
Title:	Vice President

EXHIBIT A

[FORM OF FACE OF NOTE]

[INCLUDE IF NOTE IS A REGULATION S TEMPORARY NOTE]

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

[INCLUDE IF NOTE IS A GLOBAL NOTE]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE IS REGISTERED IN THE NAME OF CEDE & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.06 OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[INCLUDE IF NOTE IS A RULE 144A GLOBAL NOTE, AN ACCREDITED INVESTOR GLOBAL NOTE OR ANY CERTIFICATED NOTE ISSUED IN ACCORDANCE WITH SECTION 2.05 OF THE INDENTURE IN EXCHANGE FOR SUCH A GLOBAL NOTE]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR

OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”) OR AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN “INSTITUTIONAL ACCREDITED INVESTOR”);

(2) AGREES THAT IT WILL NOT, PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THIS NOTE UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUER OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S UNDER THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER, IF THE ISSUER SO REQUESTS, THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE GOVERNING THIS NOTE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

No. [RA] [RTRS] [RAI]-1	$

[CUSIP No. ]	[Common Code]

[CINS No. ]	[ISIN]

MARITIMES & NORTHEAST PIPELINE, L.L.C.

    % SENIOR NOTE DUE

MARITIMES & NORTHEAST PIPELINE, L.L.C., a limited liability company duly organized and existing under the laws of the State of Delaware (herein referred to as the “Company,” which term includes any successor Person under the Indenture), for value received, hereby promises to pay to                      or registered assigns, the principal sum equal to                      Dollars ($                    ) [Insert if Note is in a global form—or such other principal sum as shall be set forth in the Schedule of Exchanges of Interests in the Global Note attached hereto], on                     , [Insert if principal is payable in installments – such payment to be made in installments in the amounts and on the Principal Payment Dates indicated in the Installment Payment Schedule attached hereto] and to pay interest on such principal sum [Insert if principal is payable in installments – on the unpaid principal balance hereof] from and including                      or from and including the most recent interest payment date (each such date, an “Interest Payment Date”) to which interest has been paid or duly provided for, payable semiannually in arrears on                      and                      of each year, commencing on                     , at the rate of     % per annum until all of the principal hereof shall have become due and payable, and on any overdue principal and any Make-Whole Premium or other premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which principal or interest is payable on this Note is not a Business Day, then payment of principal or interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on such date. The [Insert if principal is payable in installments – principal or] interest installment so payable, and punctually paid or duly provided for on any [Insert if principal is payable in installments – Scheduled Payment Date] Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes, as defined in the Indenture) is registered at the close of business on the                      or                      (whether or not a Business Day), respectively, preceding that [Insert if principal is payable in installments – Scheduled Payment Date] Interest Payment Date (each, a “Record Date”). Any such [Insert if principal is payable in installments – principal or] interest installment not punctually paid or duly provided for on any [Insert if principal is payable in installments – Scheduled Payment Date] Interest Payment Date shall forthwith cease to be payable to the registered holder on the relevant Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted [Insert if principal is payable in installments – principal or] interest, notice whereof shall be given to the registered holders of this series of Notes not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may then be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture hereinafter referred to. The principal of (and premium, if any) and the interest on this Note shall be payable at the office or agency of the Company maintained for that purpose in accordance with Section 4.02 of the Indenture, in Dollars; provided, however, that [include if Note is in certificated form — such payment may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Note Register or, with respect to a registered holder of $1,000,000 or more in aggregate principal amount of Notes who has delivered a written request to the Trustee at least five (5) Business Days prior to the relevant Scheduled Payment Date electing to have payments made by wire transfer to a designated account in the United States, by wire transfer of immediately available funds to such designated account; provided further, however, that, in either case, the payment of the principal with respect to any such Note due upon redemption or at the Final Maturity Date will be made only upon surrender of that Note to the Trustee] [include if Note is in global form — payment of principal, premium, if any, and interest shall be made by the Company in immediately available funds by wire transfer to the Depositary or its nominee].

No recourse under or upon any obligation, covenant or agreement of the Indenture or this Note, or for any claim based thereon or otherwise in respect thereof, shall be had against any stockholder, Member, Sponsor, employee, manager, Affiliate, officer or director, past, present or future as such, of any stockholder, Member or Sponsor, or of the Company or any predecessor or successor of the Company, either directly or through the Company or any such predecessor or successor of the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that the Indenture and this Note and the obligations issued hereunder are solely obligations of the Company, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the stockholders, Members, employees, managers, Affiliates, officers or directors as such, of any stockholder, Member or Sponsor, or of the Company or of any predecessor or successor of the Company, or any of them, because of the creation of the indebtedness evidenced hereby, or under or by reason of the obligations, covenants or agreements contained in the Indenture or this Note; and that any and all such personal liability of every name and nature, either at common law, in equity or by constitution or statute, of, and any and all such rights and claims against, every such stockholder, Member, Sponsor, employee, manager, Affiliate, officer or director as such, because of the creation of the indebtedness evidenced hereby, or under or by reason of the obligations, covenants or agreements contained in the Indenture or this Note or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of the Indenture and the issuance of this Note.

This Note shall not be entitled to any benefit under the Indenture hereinafter referred to or be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

The provisions of this Note are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Instrument to be executed.

MARITIMES & NORTHEAST PIPELINE, L.L.C.

By:	M&N Management Company, its Managing Member

By:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

DEUTSCHE BANK TRUST COMPANY AMERICAS,		By:
as Trustee	or		as Authentication Agent

By:		By:
Authorized Signatory			Authorized Signatory

Dated:

[FORM OF REVERSE OF NOTE]

    % SENIOR NOTE DUE

This Note is one of a duly authorized issue of senior notes of the Company (herein sometimes referred to as the “Notes”), all issued or to be issued in one or more series under and pursuant to an Indenture dated as of May 14, 2009, duly executed and delivered between the Company and Deutsche Bank Trust Company Americas, a New York banking corporation, as Trustee (the “Trustee”, which term includes any successor trustee under the Indenture), (such Indenture, as amended and supplemented, being referred to herein as the “Indenture”) to which Indenture reference is hereby made for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes. By the terms of the Indenture, the Notes are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as in the Indenture provided. This series of Notes is designated as the “    % Senior Notes due             ” and is initially limited to the aggregate principal amount of $            .

The Notes of this series may be redeemed in whole or in part (if in part, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair or appropriate (except (i) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, as such requirements shall be certified to the Trustee by the Company in an Officer’s Certificate or (ii) if otherwise required by law)), prior to the Final Maturity Date at the option of the Company, at any time and from time to time, upon mailing a notice of such redemption not less than 30 nor more than 60 days prior to the date fixed for redemption to the holders of Notes, all as provided in the Indenture, at a redemption price equal to [            ], [plus the applicable Make-Whole Premium,] plus accrued and unpaid interest, if any, on such Notes to, but excluding, the date of redemption.

In the event of redemption of this Note in part only, a new Note or Notes of this series for the unredeemed portion hereof will be issued in the name of the holder hereof upon the cancellation hereof.

In case an Event of Default, as defined in the Indenture, with respect to the Notes of this series shall have occurred and be continuing, the principal of all of the Notes of this series may be declared, and upon such declaration shall become (or, in the case of an Event of Default specified in Section 6.01(a)(iv) or (v) of the Indenture, shall become automatically), due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of the Notes of this series and (ii) certain restrictive covenants, in either case upon compliance by the Company with certain conditions set forth therein.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the Notes of each series affected at the time Outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Notes; provided, however, that no such supplemental indenture shall (i) change the fixed maturity of any Notes of any series, or alter or waive any of the provisions with respect to the redemption of the Notes, alter or waive any provisions relating to waivers of past Defaults or the rights of Noteholders to receive payments of principal of, or interest or premium, if any, on, the Notes, reduce the principal amount thereof, reduce the rate or extend the time of payment of interest (including default interest) thereon, reduce any premium (including the Make-Whole Premium) payable upon the redemption thereof, waive a Default or Event of Default in the payment of principal of, or premium, if any, or interest on, the Notes (except a rescission of acceleration of the Notes of a series by holders of at least a majority in aggregate principal amount of the then Outstanding Notes of such series and a waiver of the payment default that resulted from such acceleration), change the currency in which any payment on the Notes is payable or impair the right to institute suit for the enforcement of any such payment on or after the date such payment is due, (ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, or modify any provision of Section 6.01(c) of the Indenture (except to increase the percentage of the principal amount of Notes required to rescind and annul any declaration of amounts due and payable under the Notes) or (iii) make any change in the amendment and waiver provisions of the Indenture, without the consent of the holder of each Note then Outstanding and affected thereby. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Notes of a series at the time Outstanding affected thereby, on behalf of the holders of the Notes of such series, to waive any past default or Event of Default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of, or premium, if any, or interest on, any of the Notes of such series as and when the same shall become due by the terms of such Notes, which default may be waived by the unanimous consent of the holders affected. Any such consent or waiver by the holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and of any Note issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the time and place and at the rate and in the money herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable by the registered holder hereof on the Note Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company designated for such purpose in accordance with Section 4.02 of the Indenture, accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee duly executed by the registered holder hereof or its attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, any paying agent and any Note Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Note Registrar) for the purpose of receiving payment of or on account of (subject to Section 2.03 of the Indenture) the principal hereof and premium, if any, and (also subject to Section 2.03 of the Indenture) interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Note Registrar shall be affected by any notice to the contrary.

The Notes of this series are issuable in registered form without coupons in denominations of $100,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations herein and therein set forth, Notes of this series so issued are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the holder surrendering the same.

The laws of the State of New York will govern and be used to construe the Indenture and the Notes.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

TRANSFER NOTICE

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto                                                           whose taxpayer identification number is                                          and whose address including postal/zip code is                              the within Note and all rights thereunder, hereby irrevocably constituting and appointing                                          attorney-in-fact to transfer said Note on the books of the Company with full power of substitution in the premises.

[Include if Note is a Rule 144A Global Note, an Accredited Investor Global Note or any certificated Note issued in accordance with Section 2.05 of the Indenture in exchange for such a Global Note:

In connection with the transfer of this Note, the undersigned certifies that:

(Check one)

☐	(a)	This Note is being transferred to a Person the transferor reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) in compliance with Rule 144A.

☐	(b)	This Note is being transferred outside the United States in compliance with Rule 904 of Regulation S under the Securities Act.

☐	(c)	This Note is being transferred to an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) pursuant to another available exemption under the Securities Act.

☐	(d)	This Note is being transferred to Maritimes & Northeast Pipeline, L.L.C. or any of its subsidiaries.

☐	(e)	This Note is being transferred pursuant to the exemption from registration provided by Rule 144 under the Securities Act.

☐	(f)	This Note is being transferred in accordance with another exemption from the registration requirements of the Securities Act.

☐	(g)	This Note is being transferred pursuant to a registration statement that has been declared effective under the Securities Act.]

Dated:	Name:
By:
Title:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

SIGNATURE GUARANTEED*

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature satisfactory to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a certificated Note, or exchanges of a part of another Global Note or certificated Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Custodian

INSTALLMENT PAYMENT SCHEDULE

Installments of principal on the within Note shall be payable on each Principal Payment Date indicated below, and the amount of each such installment shall be calculated as the product of the percentage specified below for such Principal Payment Date multiplied by the original principal amount of such Note (with any fraction of $1.00 being rounded upwards or downwards to the nearest $1.00 as provided in Section 4.01(c) of the Indenture):

Principal Payment Date	Percentage

EXHIBIT B

FORM OF TRANSFER CERTIFICATE

FOR TRANSFER OR EXCHANGE FROM RULE 144A GLOBAL NOTE

OR ACCREDITED INVESTOR GLOBAL NOTE TO REGULATION S TEMPORARY

GLOBAL NOTE

(Transfers or exchanges pursuant to

Section 2.06(b)(ii) of the Indenture)

Deutsche Bank Services Tennessee Inc.

648 Grassmere Park Road

Nashville, TN USA 37211

Attention: Transfer Department

Re:	Maritimes & Northeast Pipeline, L.L.C % Senior Notes due (the “Notes”)

Reference is hereby made to the Indenture dated as of May 14, 2009 (the “Indenture”) between Maritimes & Northeast Pipeline, L.L.C. and Deutsche Bank Trust Company Americas, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to U.S.$             principal amount of the Notes which are held in the form of the [Rule 144A] [Accredited Investor] Global Note (CUSIP No. [            ]) with the Depositary in the name or for the account of [insert name of transferor] (the “Transferor”). The Transferor has requested a transfer or exchange of such beneficial interest for an interest in the Regulation S Temporary Global Note (CINS No.             ) to be held with [Euroclear] [Clearstream Bank] (Common Code             ) through the Depositary.

In connection with such request and in respect of such Notes, the Transferor does hereby certify that such transfer or exchange has been effected in accordance with the transfer restrictions set forth in the Indenture and the Notes and pursuant to and in accordance with Regulation S under the Securities Act, and accordingly the Transferor does hereby certify that:

(1) the offer of the Notes was not made to a person in the United States or for the account or benefit of a person in the United States (other than an Initial Purchaser),

[(2) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States,]*

*	Insert one of these two provisions, which come from the definition of “offshore transactions” in Regulation S.

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[(2) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States,]*

(3) no directed selling efforts have been made in contravention of the requirements or Rule 903(b) or 904(b) of Regulation S, as applicable, and

(4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

cc:	Maritimes & Northeast Pipeline, L.L.C.

Deutsche Bank National Trust Company

    for Deutsche Bank Trust Company Americas

25 DeForest Avenue

Mail Stop: SUM01-0105

Summit, New Jersey 07901

Attention: Trust & Securities Services

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EXHIBIT C

FORM OF TRANSFER CERTIFICATE

FOR TRANSFER OR EXCHANGE FROM RULE 144A GLOBAL NOTE

OR ACCREDITED INVESTOR GLOBAL NOTE TO

UNRESTRICTED GLOBAL NOTE

(Exchanges or transfers pursuant to

Section 2.06(b)(iii) of the Indenture)

Deutsche Bank Services Tennessee Inc.

648 Grassmere Park Road

Nashville, TN USA 37211

Attention: Transfer Department

Re:	Maritimes & Northeast Pipeline, L.L.C % Senior Notes due (the “Notes”)

Reference is hereby made to the Indenture dated as of May 14, 2009 (the “Indenture”) between Maritimes & Northeast Pipeline, L.L.C. and Deutsche Bank Trust Company Americas, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to U.S.$             principal amount of the Notes which are held in the form of the [Rule 144A] [Accredited Investor] Global Note (CUSIP No. [            ]) with the Depositary in the name or for the account of [insert name of transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such beneficial interest for an interest in the Unrestricted Global Note (CUSIP No.             ).

In connection with such request and in respect of such Notes, the Transferor does hereby certify that such transfer or exchange has been effected in accordance with the transfer restrictions set forth in the Indenture and the Notes and:

(i) with respect to transfers made in reliance on Regulation S under the Securities Act, the Transferor does hereby certify that:

(1) the Notes are being transferred pursuant to and in accordance with Regulation S under the Securities Act,

(2) the offer of the Notes was not made to a person in the United States,

*	Insert one of these two provisions, which come from the definition of “offshore transactions” in Regulation S.

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[(3) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States,]*

[(3) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States,]*

(4) no directed selling efforts have been made in contravention of the requirements or Rule 903(b) or 904(b) of Regulation S, as applicable, and

(5) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

(ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Notes are being transferred pursuant to and in accordance with Rule 144 under the Securities Act.

(iii) with respect to transfers made in reliance on another exemption from the Securities Act, the following is the basis for the exemption:                                         .

(iv) with respect to an exchange, the Transferor does hereby certify that either (x) the Note being exchanged is not a “restricted security” as defined in Rule 144 under the Securities Act or (y) the exchange is being made to facilitate a contemporaneous transfer that complies with Section 2.06(b)(iii) of the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

cc:	Maritimes & Northeast Pipeline, L.L.C.

Deutsche Bank National Trust Company

    for Deutsche Bank Trust Company Americas

25 DeForest Avenue

Mail Stop: SUM01-0105

Summit, New Jersey 07901

Attention: Trust & Securities Services

*	Insert one of these two provisions, which come from the definition of “offshore transactions” in Regulation S.

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EXHIBIT D

FORM OF TRANSFER CERTIFICATE FOR TRANSFER OR

EXCHANGE FROM REGULATION S TEMPORARY GLOBAL NOTE,

UNRESTRICTED GLOBAL NOTE OR ACCREDITED INVESTOR GLOBAL

NOTE TO RULE 144A GLOBAL NOTE

(Exchanges or transfers pursuant to

Section 2.06(b)(iv) of the Indenture)

Deutsche Bank Services Tennessee Inc.

648 Grassmere Park Road

Nashville, TN USA 37211

Attention: Transfer Department

Re:	Maritimes & Northeast Pipeline, L.L.C % Senior Notes due (the “Notes”)

Reference is hereby made to the Indenture dated as of May 14, 2009 (the “Indenture”) between Maritimes & Northeast Pipeline, L.L.C. and Deutsche Bank Trust Company Americas, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to U.S.$             principal amount of the Notes which are held in the form of [the Regulation S Temporary Global Note (CINS No.             ) with [Euroclear] [Clearstream] through the Depositary (Common Code            )] [the Unrestricted] [Accredited Investor] Global Note (CUSIP No.             ) with the Depositary] in the name or for the account of [insert name of transferor] (the “Transferor”). The Transferor has requested a transfer or exchange of such beneficial interest for an interest in the Rule 144A Global Note (CUSIP No.             ).

The transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act, and, accordingly, the Transferor hereby further certifies that the beneficial interest is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and in the Indenture and the Securities Act.

D-1

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

cc:	Maritimes & Northeast Pipeline, L.L.C.

Deutsche Bank National Trust Company

    for Deutsche Bank Trust Company Americas

25 DeForest Avenue

Mail Stop: SUM01-0105

Summit, New Jersey 07901

Attention: Trust & Securities Services

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EXHIBIT E

FORM OF TRANSFER CERTIFICATE FOR TRANSFER OR EXCHANGE FROM

RULE 144A GLOBAL NOTE, UNRESTRICTED GLOBAL NOTE OR REGULATION S

TEMPORARY GLOBAL NOTE TO ACCREDITED INVESTOR GLOBAL NOTE

(Exchanges or transfers pursuant to

Section 2.06(b)(v) of the Indenture)

Deutsche Bank Services Tennessee Inc.

648 Grassmere Park Road

Nashville, TN USA 37211

Attention: Transfer Department

Re:	Maritimes & Northeast Pipeline, L.L.C % Senior Notes due (the “Notes”)

Reference is hereby made to the Indenture dated as of May 14, 2009 (the “Indenture”) between Maritimes & Northeast Pipeline, L.L.C. and Deutsche Bank Trust Company Americas, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to U.S.$             principal amount of the Notes which are held in the form of the [Rule 144A Global Note (CUSIP No. [            ]) with the Depositary] [Regulation S Temporary] Global Note (CINS No. [            ]) with [Euroclear] [Clearstream Bank] through the Depositary (Common Code             ,) [Unrestricted Global Note (CUSIP No.             ) with the Depositary] in the name or for the account of [insert name of transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such beneficial Global Notes for an interest in the Accredited Investor Global Note (CUSIP No.             ).

In connection with such request with respect to a transfer or exchange for an interest in an Accredited Investor Global Note, the Transferor does hereby certify that such exchange or transfer has been effected in accordance with the transfer restrictions set forth in the Rule 144A Global Note or the Regulation S Temporary Global Note (as the case may be), any applicable blue sky securities laws of any state of the United States and, with respect to transfers made in reliance on Rule 144 and Regulation S under the Securities Act, does also certify that the Notes are being transferred in a transaction permitted by Rule 144 and Regulation S, respectively, under the Securities Act.

In connection with such request with respect to a transfer or exchange for an interest in an Accredited Investor Global Note, and in respect of such Rule 144A Global Note, Regulations S Temporary Global Note and Unrestricted Global Note (as the case may be), the Transferor does hereby certify that such interest in such Global Note (i) is being transferred or exchanged in accordance with the transfer restrictions set forth in the Indenture and the Notes, (ii) it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and (iii) such interest in such Global Note is being transferred or exchanged in accordance with

E-1

the Securities Act to a transferee that the Transferor reasonably believes is purchasing an interest in the Accredited Investor Global Note for its own account or an account with respect to which the transferee exercises sole investment discretion and each of the transferee and any such account is an institution that is an “accredited investor” within the meaning of Rule 501(a)(l), (2), (3) or (7) under the Securities Act, in each case purchasing such interest in a transaction exempt from the Securities Act, and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

Furthermore, this certification is supported by (1) a certificate executed by the transferee in the form of Exhibit F to the Indenture and (2) if requested by the Company, an Opinion of Counsel provided by the Transferor or the transferee (a copy of which the Transferor has attached to this certification), to the effect that such transfer is in compliance with the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

cc:	Maritimes & Northeast Pipeline, L.L.C.

Deutsche Bank National Trust Company

    for Deutsche Bank Trust Company Americas

25 DeForest Avenue

Mail Stop: SUM01-0105

Summit, New Jersey 07901

Attention: Trust & Securities Services

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EXHIBIT F

FORM OF CERTIFICATE FROM

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

(Exchanges or transfers pursuant to

Section 2.06(b)(v) of the Indenture)

Deutsche Bank Services Tennessee Inc.

648 Grassmere Park Road

Nashville, TN USA 37211

Attention: Transfer Department

Re:	Maritimes & Northeast Pipeline, L.L.C % Senior Notes due (the “Notes”)

Reference is hereby made to the Indenture dated as of May 14, 2009 (the “Indenture”) between Maritimes & Northeast Pipeline, L.L.C. and Deutsche Bank Trust Company Americas, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $             aggregate principal amount of a beneficial interest in a Global Note, we confirm that:

1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture, and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act.

2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a Person we reasonably believe is a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if requested by the Company, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing a Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of any of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

F-1

3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4. We are an institutional “accredited investor” (as defined in Rule 501(a)(l), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:

cc:	Maritimes & Northeast Pipeline, L.L.C.

Deutsche Bank National Trust Company

    for Deutsche Bank Trust Company Americas

25 DeForest Avenue

Mail Stop: SUM01-0105

Summit, New Jersey 07901

Attention: Trust & Securities Services

F-2